Exhibit 10.3

SECTION I

FORM OF AGREEMENT

CONTRACT No. OCEANIC/FPSO/14/001/1

SUBJECT: CONTRACT OF BAREBOAT CHARTERPARTY FOR FPSO ARMADA PERDANA

IN THE OYO FIELD DEVELOPMENT.

The BAREBOAT CHARTERPARTY CONTRACT (the “CHARTERPARTY”) is made and entered into on this             Day of             2014, but effective as of the 1st Day of January 2014, by and between the following PARTIES designated as “COMPANY” and “OWNER”:

COMPANY: Oceanic Consultants Nigeria Limited, a corporation existing under the laws of Nigeria and having its principal place of business at Plot 1649, Olosa Street, Victoria Island, Lagos – Nigeria.

OWNER: Armada Oyo Limited, a corporation existing under the laws of British Virgin Island and having its principal place of business at P.O. Box 957, Offshore Incorporations Center Road Town Tortola British Virgin Islands.

WHEREAS, OWNER had entered into the NAE CHARTERPARTY (as defined in Section II of the CHARTERPARTY) and the use of the FPSO had been made available to COMPANY by Nigeria Agip Exploration Limited during part of the term of the NAE CHARTERPARTY, and OWNER now desires to redirect the use of the FPSO to COMPANY and COMPANY now wishes to continue the utilization of the FPSO in the OYO FIELD by entering into this CHARTERPARTY directly with the OWNER on the terms and conditions as more particularly described in the CHARTERPARTY; and

WHEREAS, OWNER represents it is the owner of the FPSO and that it wishes to charter to the FPSO to COMPANY in accordance with current standards and practices of the industry and subject to the provisions of the CHARTERPARTY.

NOW THEREFORE, in consideration of mutual covenants and agreements hereinafter provided, it is hereby agreed as follows:

ART. 1 – WORDS AND EXPRESSIONS

In this Form of Agreement words and expressions have the same meanings as are respectively assigned to them in Section II of the CHARTERPARTY.

Art. 2 – CHARTERPARTY DOCUMENTS

The provisions contained in the CHARTERPARTY and in the documents identified below, said documents being attached hereto and made a part hereof or incorporated herein by reference for all purposes, shall be collectively known as the CHARTERPARTY. The above-referenced CHARTERPARTY includes and shall be construed in the following order of priority:

Execution Version

Commercial Section

Section I Form of Agreement

Section II Conditions of CHARTERPARTY

Section III CHARTERPARTY Prices and Schedules for Variations

Appendix “1” – OWNER’s and COMPANY’s Parent Company Guarantee Forms

Technical Section

Section IV Scope of Work

Section V NOT USED

Section VI Design Basis

No change, amendment or other modifications to or in any document or provision forming part of the CHARTERPARTY shall be valid or effective unless produced in writing and signed by duly authorized representatives of both COMPANY and OWNER.

ART. 3 – COVENANTS

3.1 – OWNER

In consideration of the payment to be made by COMPANY to OWNER as hereinafter mentioned, OWNER hereby covenants with COMPANY to supply the FPSO in conformity in all respects with the provisions of the CHARTERPARTY.

3.2 – COMPANY

COMPANY hereby covenants to pay OWNER in consideration of the supply by OWNER of the FPSO pursuant to the terms and conditions of the CHARTERPARTY.

ART. 4 – CHARTERPARTY VALUE

All CHARTERPARTY rates of compensation and any other price(s) agreed upon by the PARTIES include any charges and provisions necessary for the supply of the FPSO pursuant to the CHARTERPARTY and in accordance with the CHARTERPARTY, shall be remunerative to, and shall cover all expenses and costs borne, or to be borne, by OWNER together with all responsibilities that OWNER has undertaken and any consequences deriving therefrom.

ART. 5 – ARTICLES WHICH SURVIVE TERMINANTION

The provisions of the CHARTERPARTY provided in Clause 45 of Section II shall remain in full force and effect after such termination.

ART. 6 – EFFECTIVE DATE OF THE CHARTERPARTY

The CHARTERPARTY is effective as of 1 January 2014.

2

Execution Version

IN WITNESS THEREOF, the PARTIES have caused this CHARTERPARTY to be executed in duplicate:

On behalf of COMPANY:

Printed Name:

Title:

Witness:

Printed Name:

On behalf of OWNER:

Printed Name:

Title:

Witness:

Printed Name:

3

Execution Version

BAREBOAT CHARTERPARTY

CONTRACT

SECTION II

BAREBOAT CHARTERPARTY FOR

FPSO ARMADA PERDANA IN THE

OYO FIELD DEVELOPMENT

CONDITIONS OF CHARTERPARTY

4

INDEX

1	DEFINITIONS AND INTERPRETATION	1

2	CHARTERPARTY DOCUMENT	5

3	ENTIRE AGREEMENT	5

4	SCOPE OF THE CHARTERPARTY AND OWNER’S OBLIGATIONS	6

5	DELIVERY and ACCEPTANCE	6

6	SERVICE	7

7	TERM OF CHARTERPARTY	7

8	MAINTENANCE	8

9	TERMINATION	8

10	AREA OF OPERATIONS ACQUAINTANCE	10

11	PARTY REPRESENTATIVES	10

12	COMPANY’S OBLIGATIONS	11

13	NOT USED	11

14	DEFAULT BY OWNER	11

15	LIENS AGAINST THE FPSO	12

16	ACTUAL CONSTRUCTIVE TOTAL LOSS AND COMPULSORY ACQUISITION	13

17	GENERAL AND PARTICULAR AVERAGE	13

18	REDELIVERY OF FPSO	14

19	PATENT INDEMNIFICATION	14

20	INDEPENDENT CONTRACTOR	14

21	REPRESENTATIONS AND WARRANTIES	15

22	NO WAIVER	15

23	SEVERABILITY OF PROVISIONS	15

24	INSURANCE AND INDEMNITY	15

25	COMPENSATION	18

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26	NOT USED	19

27	INVARIABILITY OF PRICES	19

28	VARIATIONS	19

29	INVOICING AND PAYMENT	21

30	PARENT COMPANY GUARANTEES AND LETTER OF CREDIT	23

31	TAXES	23

32	ASSIGNMENT and SUB-CHARTER	24

33	COMPLIANCE WITH LAWS	25

34	FORCE MAJEURE	25

35	ARBITRATION	27

36	APPLICABLE LAW	27

37	CONFIDENTIALITY	27

38	NOTICES	28

39	NO DEMISE	29

40	REGISTRATION	29

41	CUSTOMS FORMALITIES AND DUTIES	29

42	LOCAL CONTENT	30

43	PURCHASE OPTION	30

44	ANTI-CORRUPTION	32

45	SURVIVAL	34

46	QUALITY ASSURANCE	34

47	ENVIRONMENTAL COMPLIANCE	34

48	OVERALL LIABILITY	35

49	PUBLICITY	35

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Execution Version

1	DEFINITIONS AND INTERPRETATION

For the purposes of the CHARTERPARTY, and unless otherwise stated in the text, certain words and expressions used in the CHARTERPARTY shall have the following meanings, it being understood that reference to the singular includes reference to the plural and vice-versa.

1.1	Definitions

1.1.1	“AFFILIATE” shall mean, in relation to a PARTY, any entity that controls that PARTY, is controlled by that PARTY or is controlled by another entity that also controls or is controlled by that PARTY, and “control” and “controlled” mean (a) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting rights in an entity or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

1.1.2	“APPLICABLE ANTI-CORRUPTION LAWS” means, collectively, (a) the United States Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act of 2010, as amended, (c) the principles set out in the Organization for Economic Cooperation and Development Convention Combating Bribery of Foreign Public Officials in International Business Transactions, (d) the principles set out in the United Nations Convention against Corruption, (e) the anti-corruption or anti-bribery laws applicable to the AREA OF OPERATIONS, and (f) all other anti-corruption and/or anti-bribery laws, regulations and requirements of any jurisdiction applicable to the COMPANY, the OWNER, the CONTRACTOR or their respective AFFILIATES whether by virtue of either PARTY’s jurisdiction of incorporation or by virtue of availing itself of the jurisdiction in which the obligations under this CHARTERPARTY are to be performed.

1.1.3	“AREA OF OPERATIONS” shall mean the OYO FIELD or any other areas offshore Nigeria as may be mutually agreed between OWNER and COMPANY and subject to the applicable consents.

1.1.4	“ASSIGNEE” shall mean any entity or person to whom the CHARTERPARTY may be assigned in the manner and to the extent permitted under the terms hereof.

1.1.5	“BUSINESS DAY” shall mean a day (other than a Saturday or Sunday) on which banks in Nigeria and New York are open for business.

1.1.6	“CHARTERPARTY” shall mean the documents scheduled in Clause 2 hereof and any amendment(s) to such documents issued subsequent thereto.

1.1.7	“CLASSIFICATION AUTHORITY” shall mean the American Bureau of Shipping (ABS), or such other member of the International Association of Classification Societies as may be mutually agreed by OWNER and COMPANY.

1.1.8	“COMPANY” and “OWNER” shall have the respective meanings ascribed to them in Section I Form of Agreement.

1.1.9	“COMPANY GROUP” shall mean the COMPANY, each CO-VENTURER, their respective AFFILIATES, the invitees and contractors (other than members of the OWNER GROUP) of any of the foregoing and their sub-contractors (of any tier) and the directors, employees, representatives, invitees and agents of any entity mentioned above.

1.1.10	“COMPANY GROUP EQUIPMENT” shall mean any equipment or property owned or hired by COMPANY GROUP including (but not limited to) any offtaking tankers, but excluding the FPSO and OWNER GROUP EQUIPMENT.

1.1.11	“COMPANY GROUP PERSONNEL” shall mean the officers, directors, employees, agents or invitees (as the case may be) of the COMPANY GROUP, but excluding all members of OWNER GROUP (including OWNER).

1.1.12	“COMPENSATION” shall mean any or all of the amounts (as the context so admits) payable to or for the account of OWNER for the satisfactory and proper performance (a) by OWNER of its obligations in accordance with the provisions of the CHARTERPARTY and (b) by CONTRACTOR of its obligations in accordance with the provisions of the O&M CONTRACT.

1.1.13	“COMPULSORY ACQUISITION” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the FPSO by any government or other competent authority, whether de jure or de facto.

1.1.14	“CONTRACTOR” shall mean Bumi Armada (Singapore) Pte. Ltd.78, Shenton Way, #26-02A Singapore 079120, the contractor providing operating and maintenance services to COMPANY for the FPSO under the O&M CONTRACT.

1.1.15	“CO-VENTURER” shall mean any co-venturers of the COMPANY, CAMAC Energy, Inc., and any of their respective affiliates having an interest in the operations for which the activities described in this CHARTERPARTY are being performed and/or their respective permitted assignees and successors-in- interest.

1.1.16	“DATE OF ACCEPTANCE” shall mean the date on which COMPANY is notified of the completion of the REFURBISHMENT WORK in accordance with Clause 5.2.2.

1.1.17	“DATE OF REDELIVERY” shall have the meaning ascribed to it in Clause 18.

1.1.18	“DAILY COMPENSATION FEE” shall mean the daily compensation fee payable by COMPANY to OWNER in accordance with the terms of the CHARTERPARTY and Section III - CHARTERPARTY Prices and Schedules for Variations.

1.1.19	“DEMOBILIZATION AND REDELIVERY FEE” shall mean the demobilization and redelivery fee as set forth in Clause 25.3 and Section III – CHARTERPARTY Prices and Schedules for Variations - Clause 1.3.

1.1.20	“EFFECTIVE DATE” shall mean 1 January 2014.

1.1.21	“EXECUTION DATE” shall mean the date on which this CHARTERPARTY is executed.

1.1.22	“FORCE MAJEURE” shall have the meaning ascribed to it in Clause 34.

1.1.23	“FPSO” shall mean the ARMADA PERDANA, registered under the flag of Panama with the IMO number 8302131, a floating, production, storage, and offloading vessel (including all of her systems (including mooring system), equipment, tackle and apparel), but excluding any COMPANY GROUP EQUIPMENT.

1.1.24	“GROUP” means COMPANY GROUP and/or OWNER GROUP, as applicable.

1.1.25	“INITIAL PERIOD” shall mean the established period in accordance with Clause 7.1, commencing on the EFFECTIVE DATE.

1.1.26	“NAE CHARTERPARTY” means the charterparty previously entered into by OWNER and Nigerian Agip Exploration Limited on 15th April 2008 as later novated, supplemented and amended and expired on 31 December 2013.

1.1.27	“O&M CONTRACT” shall mean the operation and maintenance contract between COMPANY and CONTRACTOR under which CONTRACTOR shall provide operating and maintenance services to COMPANY in connection with the FPSO.

1.1.28	“OWNER” shall mean Armada OYO Ltd of P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, the registered owner of the FPSO.

1.1.29	“OWNER GROUP” shall mean the OWNER, its AFFILIATES, CONTRACTOR, sub-contractors of any tier, the directors, employees, representatives, invitees and agents of any entity mentioned above, excluding all members of COMPANY GROUP (including COMPANY).

1.1.30	“OWNER GROUP EQUIPMENT” shall mean any equipment or property owned or hired by OWNER GROUP including (but not limited to) the FPSO, but excluding COMPANY GROUP EQUIPMENT and any support vessels, escort tugs and/or offtaking tankers.

1.1.31	“OWNER GROUP PERSONNEL” shall mean the officers, directors, employees, agents or invitees (as the case may be) of the OWNER GROUP.

1.1.32	“OYO FIELD” shall mean the OML 120 Oyo Field located offshore Nigeria as more specifically defined in Section VI – Basis of Design.

1.1.33	“PARTY” shall mean either COMPANY or OWNER and the plural of same means both of them.

1.1.34	“PERMITTED DELAY” shall mean any delay attributable to COMPANY GROUP, including delay to the extent caused by:

(a)	any act or omission of any member of COMPANY GROUP; or

(b)	non-availability of or delays in providing hydrocarbon or any COMPANY facilities or services as and when required, or delays by the COMPANY GROUP in complying with Section IV - Scope of Work - Part 2.4, or resulting from other activities of the COMPANY GROUP at the AREA OF OPERATIONS, or COMPANY delay in allowing access to the AREA OF OPERATIONS.

1.1.35	“PERMITTED SUB-CHARTERER” shall mean any entity or person to whom the FPSO may be sub-chartered in the manner and to the extent permitted under the terms hereof.

1.1.36	“PROHIBITED PERSON” shall mean (i) any public official (including any person holding a legislative, administrative or judicial office), (ii) any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization, (iii) any officer or employee of a government, department, sub-division, agency or an entity controlled by a government (including any state-owned, state-controlled or state-operated company), or any person acting in an official capacity on behalf of any such department, agency or entity, (iv) any political party, (v) any official of a political party, (vi) any candidate for political office or (vii) any officer or employee of a public international organization.

1.1.37	“REPRESENTATIVES”:

(a)	“OWNER’S REPRESENTATIVE” shall mean the person or persons notified to COMPANY and authorised to act on OWNER’s behalf in matters relating to the CHARTERPARTY all as specified in accordance with Clause 11.1.

(b)	“COMPANY’s REPRESENTATIVE” shall mean the person or persons notified to OWNER and authorised to act on COMPANY’s behalf in matters relating to the CHARTERPARTY as specified in Clause 11.2.

1.1.38	“REFURBISHMENT WORK” means the refurbishment work to be undertaken by the OWNER during the STANDBY PERIOD as set out in Appendix 1 to Section IV Scope of Work.

1.1.39	“SHUTDOWN” means any period in which the hydrocarbon production of the FPSO is zero.

1.1.40	“STANDBY FEE” shall mean the reduced DAILY COMPENSATION FEE payable during the STANDBY PERIOD as specified in Section III - CHARTERPARTY Prices and Schedules for Variations.

1.1.41	“STANDBY PERIOD” shall mean the period from 1 January 2014 through 30 June 2014 during which (a) OWNER shall perform the REFURBISHMENT WORK under Clause 5.2 and (b) the STANDBY FEE shall be payable by COMPANY to OWNER regardless of the rate of hydrocarbon production of the FPSO during such period.

1.1.42	“SUB-CONTRACT” shall mean any contract entered into between OWNER and any THIRD PARTY in the manner and to the extent permitted under the terms of the CHARTERPARTY whereunder OWNER sub-contracts the performance of any part of the CHARTERPARTY and “to sub-contract” shall be construed accordingly.

1.1.43	“THIRD PARTY” shall mean any entity or person not within the COMPANY GROUP or OWNER GROUP and “THIRD PARTIES” shall mean all of such entities and persons.

1.1.44	“TRUE UP AMOUNT” shall have the meaning ascribed to it in Clause 29.3.

1.1.45	“VARIATION ORDER” shall have the meaning ascribed to it in Clause 28.2.

1.2	Interpretation

1.2.1	The CHARTERPARTY constitutes the entire agreement between the PARTIES with respect to the subject matter hereof and shall supersede and cancel all prior agreements or understandings, whether oral or written.

1.2.2	The headings of all sections of the CHARTERPARTY are inserted for convenience of reference only and shall not affect the construction or interpretation of the CHARTERPARTY.

1.2.3	Any provision herein which in any way may contravene the applicable laws or regulations of any jurisdiction to which the CHARTERPARTY is subject shall be deemed, to the extent of such contravention, excluded and of no force or effect and shall not affect any other provisions of the CHARTERPARTY.

1.2.4	The CHARTERPARTY shall also be for the benefit of and binding upon COMPANY’s and OWNER’s respective successors and ASSIGNEES.

1.2.5	Unless specifically stated otherwise, all references to days and/or months shall mean calendar days and/or months, respectively, according to the Gregorian calendar.

2	CHARTERPARTY DOCUMENT

The provisions contained in the CHARTERPARTY and in the documents identified below, said documents being attached hereto and made a part hereof or incorporated herein by reference for all purposes, shall be collectively known as the CHARTERPARTY. The above-referenced CHARTERPARTY includes and shall be construed in the following order of priority:

2.1	Commercial Section

Section I Form of Agreement

Section II Conditions of CHARTERPARTY

Section III CHARTERPARTY Prices and Schedules for Variations

Appendix “1” – OWNER’S and COMPANY’S Parent Company Guarantee Form

2.2	Technical Section

Section IV Scope of Work

Section V NOT USED

Section VI Basis of Design

No change, amendment or other modifications to or in any document or provision forming part of the CHARTERPARTY shall be valid or effective unless produced in writing and signed by duly authorised representatives of both COMPANY and OWNER.

3	ENTIRE AGREEMENT

The documents referred to in Clause 2, when executed by OWNER and COMPANY, constitute the entire agreement between OWNER and COMPANY concerning the subject matter covered thereby and neither any contrary or additional conditions specified by either PARTY nor any subsequent amendment or supplement shall have any effect unless reduced to writing and executed by duly authorised representatives of both PARTIES.

4	SCOPE OF THE CHARTERPARTY AND OWNER’S OBLIGATIONS

4.1	OWNER shall furnish and deliver the FPSO to COMPANY at the OYO FIELD (and any other location within the AREA OF OPERATIONS as may be agreed by the PARTIES) and COMPANY agrees to bareboat charter the FPSO for the period and upon the terms and conditions stated herein.

4.2	OWNER shall ensure that the FPSO is fully equipped and furnished in accordance with and including all items as detailed in Section VI – Basis of Design to receive crude oil from the subsea production system, separate oil, gas and water, store stabilized crude oil and offload via hoses the oil to shuttle tankers moored in tandem to the FPSO.

4.3	OWNER shall reserve itself the right to select the flag for the FPSO provided that OWNER first notify COMPANY of proposed change of flag.

4.4	[Not used].

4.5	OWNER undertakes that the REFURBISHMENT WORK shall, when completed, be compatible and interface with the current OYO FIELD development project operations.

4.6	The FPSO, at the time of delivery and throughout the term hereof, shall be in compliance with the requirements of the CHARTERPARTY.

4.7	The FPSO shall be delivered by the OWNER at the site described in Clause 4.1 hereof, equipped with all relevant mooring and offloading equipment and risers/umbilical connection systems.

4.8	OWNER represents, undertakes and warrants that the FPSO will, at the time of delivery hereunder and throughout the term hereof, comply with the requirements of the CLASSIFICATION AUTHORITY, and all applicable laws, rules, and regulations then in force (subject to Clause 28.11, if applicable).

5	DELIVERY AND ACCEPTANCE

5.1	On the EFFECTIVE DATE and subject to CONTRACTOR compliance with the O&M CONTRACT and subject to completion of the REFURBISHMENT WORK, the FPSO is deemed delivered at the OYO FIELD, properly equipped and installed at site, crewed, tested, outfitted and in all respects ready to operate on a continuous basis for the purpose intended in the CHARTERPARTY.

5.2	Activities During STANDBY PERIOD

5.2.1	During the STANDBY PERIOD and subject to PERMITTED DELAY (additional time required and costs incurred during period of PERMITTED DELAY shall be for COMPANY account), OWNER shall perform the REFURBISHMENT WORK; provided always that any time when hydrocarbon production is maintained during the STANDBY PERIOD, such time shall not be deemed to be PERMITTED DELAY.

5.2.2	On the day on which the REFURBISHMENT WORK is completed and tested to the satisfaction of the CLASSIFICATION AUTHORITY (which, subject to Clause 5.2.1, OWNER shall ensure is no later than 1 July 2014) the OWNER shall provide written notice to COMPANY.

5.2.3	Any scope of the REFURBISHMENT WORK which did not form part of OWNER’s obligations under the NAE CHARTERPARTY and identified in Appendix 1 to Section IV Scope of Work as not forming part of OWNER’s obligations shall be reimbursed by COMPANY to OWNER.

6	SERVICE

Subject to the terms and conditions of the O&M CONTRACT, COMPANY shall have the full use of the FPSO in the AREA OF OPERATIONS during the term of the CHARTERPARTY, including all equipment (which expression includes without limitation, cabin, crew and galley equipment, navigation aids and technical equipment, furnishing, furniture and fittings and spare and replacement parts, all communications equipment) and other property of OWNER on board the FPSO at the EFFECTIVE DATE. Prior to the relocation of the FPSO, the PARTIES shall mutually agree in good faith on terms and conditions with respect to the relocation and all the operations of the FPSO at any other safe location outside the OYO FIELD.

7	TERM OF CHARTERPARTY

7.1	CHARTERPARTY Duration

7.1.1	Subject to the other provisions hereof, the CHARTERPARTY shall have an INITIAL PERIOD of seven (7) years from the EFFECTIVE DATE, provided that COMPANY shall have the right to extend such INITIAL PERIOD for 2 (two) additional periods of 12 (twelve) months each, under the terms and conditions as set forth herein, by giving 6 (six) months written notice to OWNER before the expiration of the INITIAL PERIOD plus any notified extension. After COMPANY has given a notice of extension, COMPANY shall have the right to terminate any such additional period at any time by giving 6 (six) months prior written notice in accordance with Clause 9.2.1. No additional formal document to embody COMPANY’s option as aforesaid is required.

7.1.2	On expiration of the INITIAL PERIOD or additional period(s) (as applicable), the CHARTERPARTY shall come to an end unless COMPANY and OWNER agree to extend the duration of the CHARTERPARTY beyond such period. In such event, the PARTIES shall meet to define the new rates in respect of said extension, on the basis of the principles set out in the CHARTERPARTY. Those terms and conditions shall not be less favorable than those available elsewhere and shall be agreed before the end of the then current CHARTERPARTY period (failing which the CHARTERPARTY will come to an end).

7.2	Right of extension

7.2.1	If COMPANY exercises the above right of extension of the INITIAL PERIOD as from the expiry of the INITIAL PERIOD, COMPANY shall continue to pay OWNER the DAILY COMPENSATION FEE as per Section III – CHARTERPARTY Prices and Schedules for Variations, or as otherwise agreed between the PARTIES.

8	MAINTENANCE

8.1	Maintenance and operation of the FPSO from the EFFECTIVE DATE is the responsibility of CONTRACTOR under the O&M CONTRACT.

8.2	Notwithstanding any provisions in this CHARTERPARTY to the contrary, no dry-docking of the FPSO shall be undertaken by OWNER (or the CONTRACTOR) for the first 5 (five) years of the INITIAL PERIOD unless agreed to in advance and in writing by COMPANY, in its sole discretion. Any time lost, and all costs and expenses incurred, in connection with any dry-docking of the FPSO, starting with the preparation for the disconnect of the FPSO from the mooring system and continuing through the dry-dock until the FPSO returns to the designated location within the AREA OF OPERATIONS and is re-connected to the mooring system and fully operational shall be for the sole account of OWNER, and no DAILY COMPENSATION FEE shall be payable by COMPANY during any such time lost.

8.3	Subject to discretion of the CLASSIFICATION AUTHORITY, no dry-docking of the FPSO shall be undertaken by OWNER (or the CONTRACTOR) provided the FPSO remains in its current location in the OYO FIELD during the 6th and 7th years of the INITIAL PERIOD. Any dry-docking (if so required by the CLASSIFICATION AUTHORITY) shall be notified to COMPANY as early as possible, but in no event later than the date that is 180 days before the end of the 5th year of the INITIAL PERIOD, and OWNER (or the CONTRACTOR) shall consult COMPANY for the planning of such dry-docking. If OWNER fails to so notify COMPANY of any dry-docking required by the CLASSIFICATION AUTHORITY, then such dry-docking shall not be permitted during the INITIAL PERIOD.

8.4	The DAILY COMPENSATION FEE (or STANDBY FEE, when applicable) under this CHARTERPARTY remains payable during any period of SHUTDOWN (except when caused by any negligent act or omission of OWNER GROUP), interruption or delay after the EFFECTIVE DATE except as otherwise expressly provided for in this CHARTERPARTY or the O&M CONTRACT.

9	TERMINATION

9.1	Termination Procedure

Termination of this CHARTERPARTY shall become effective as of the date and in the manner specified in a notice of termination validly issued in accordance with the terms and conditions of this CHARTERPARTY and shall be without prejudice to any claim which either PARTY may have against the other PARTY.

9.2	Early Termination

9.2.1	Subject to the terms of this Clause 9.2, the COMPANY may, at its sole discretion, terminate the CHARTERPARTY for any reason and at any time during the INITIAL PERIOD by giving written notice thereof to OWNER.

9.2.2	On receipt of such notice OWNER shall, unless otherwise directed by the notice of termination, immediately discontinue the CHARTERPARTY and/or the placing of orders in connection with the performance of the CHARTERPARTY and shall, if so requested, use reasonable endeavors to cancel all existing commitments upon terms satisfactory to COMPANY and shall thereafter perform only such portion(s) of the CHARTERPARTY as may be necessary to preserve and protect the part of the CHARTERPARTY being performed after receipt of the notice and to protect all OWNER’s or COMPANY’s goods located on the FPSO or in transit thereto.

9.2.3	OWNER may by giving written notice to COMPANY terminate this CHARTERPARTY early if COMPANY becomes insolvent, enters voluntary or involuntary bankruptcy, winding up or receivership proceedings (other than a voluntary winding up for the purposes of amalgamation or reconstruction) or takes an assignment for the benefit of its creditors

9.2.4	If the CHARTERPARTY is terminated by COMPANY pursuant to Clause 7.1 or 9.2.1 or by OWNER pursuant to Clause 9.2.3 above, OWNER shall be entitled to the reimbursement of costs of that portion of the CHARTERPARTY performed to the satisfaction of COMPANY up to the date of termination, evaluated at the rates provided for in Clause 25.1, plus Early Termination Compensation (if applicable) as provided for in Clause 9.2.5.

9.2.5	Early Termination Compensation. If the CHARTERPARTY is terminated during the INITIAL PERIOD by COMPANY pursuant to Clause 9.2.1 (for reasons other than those stipulated in Clause 14.1 and 34.5) or by OWNER pursuant to Clause 9.2.3 above, and

(a)	the early termination becomes effective after the EFFECTIVE DATE but before the 5th anniversary date of the commencement of the INITIAL PERIOD, then COMPANY shall pay to OWNER the lesser of:

(i)	the DAILY COMPENSATION FEE for the remainder of the INITIAL PERIOD plus the DEMOBILIZATION AND REDELIVERY FEE, or

(ii)	the amount under Clause 5 of Section III - CHARTERPARTY Prices and Schedules for Variations plus the DEMOBILIZATION AND REDELIVERY FEE.

(b)	the early termination becomes effective on or after the 5th anniversary date of the commencement of the INITIAL PERIOD but before the 6th anniversary date of the commencement of the INITIAL PERIOD, provided that in the event of an early termination pursuant to Clause 9.2.1 (for reasons other than those stipulated in Clause 14.1 and 34.5) COMPANY gives OWNER 120-days written notice, then, subject to Clause 25.3, COMPANY shall be liable to OWNER only for the DAILY COMPENSATION FEE up to the date of termination and OWNER shall not be entitled to any other termination compensation.

(c)	the early termination becomes effective on or after the 6th anniversary date of the commencement of the INITIAL PERIOD but before the 7th anniversary date of the commencement of the INITIAL PERIOD, provided that in the event of an early termination pursuant to Clause 9.2.1 (for reasons other than those stipulated in Clause 14.1 and 34.5) COMPANY gives OWNER 90-days written notice, then, subject to Clause 25.3, COMPANY shall be liable to OWNER only for the DAILY COMPENSATION FEE up to the date of termination and OWNER shall not be entitled to any other termination compensation.

For early termination under Clause 9.2.5(a) above, OWNER shall credit COMPANY with a share of any future daily compensation fee equivalent earnings (net after tax) received from THIRD PARTIES during the unexpired portion of the INITIAL PERIOD following such termination. Such share shall be net of all further costs actually incurred by OWNER that are directly attributable to such early termination that have been incurred prior to receipt of such future earnings from THIRD PARTIES during the INITIAL PERIOD. If such earnings are higher than the DAILY COMPENSATION FEE paid by COMPANY to OWNER under this CHARTERPARTY, OWNER shall credit COMPANY all such excess daily compensation fee.

9.3	Early Termination of O&M CONTRACT

In the event that the O&M CONTRACT is terminated early pursuant to Clauses 5.1 or 6.2 of Section II of the O&M CONTRACT, then this CHARTERPARTY shall also automatically terminate on the same date and the provisions of Clause 9.2 herein shall apply as if this CHARTERPARTY had been terminated by COMPANY pursuant to the equivalent provision of Clause 9.2 herein.

10	AREA OF OPERATIONS ACQUAINTANCE

10.1	Acquaintance of AREA OF OPERATIONS

OWNER declares and represents that it is generally acquainted in all respects with the political, fiscal and logistics situation, climatic and environmental conditions existing in the AREA OF OPERATIONS and that it has evaluated all typical costs and risks connected therewith.

10.2	Specific Site Acquaintance

The OWNER is entitled to rely upon site information as stated and referenced in Section VI Basis of Design and in accordance with Clause 28 “Variations”. Site information to be relied upon includes but is not limited to geographic, geotechnical, metocean, bathymetry, and well stream fluid characteristics.

10.3	Latent conditions

In the event of discovery of one or more latent conditions, OWNER will evaluate impact on Scope of Work and design and notify COMPANY in accordance with Clause 28.

11	PARTY REPRESENTATIVES

11.1	OWNER’S REPRESENTATIVE(S)

OWNER shall nominate and communicate in writing to COMPANY the person or persons who will have supervisory authority for the CHARTERPARTY and with whom COMPANY’s REPRESENTATIVE(S) may coordinate the performance thereof.

11.2	COMPANY’S REPRESENTATIVE(S)

11.2.1	COMPANY will nominate and communicate in writing to OWNER one or more REPRESENTATIVE(s) in the AREA OF OPERATIONS to whom OWNER’s REPRESENTATIVE(s) may deliver reports and other confidential information developed from the CHARTERPARTY.

11.2.2	COMPANY’s REPRESENTATIVE(s) will consult with OWNER’s REPRESENTATIVE(s) in the planning and coordination of the CHARTERPARTY, and all instructions given by COMPANY’S REPRESENTATIVE(s) shall be deemed those of COMPANY and shall be complied with.

11.2.3	COMPANY will also appoint a permanent on board REPRESENTATIVE, whose main tasks are:

(a)	to witness and certify the delivery of the oil to the offtaking tanker, both in terms of quantity and quality

(b)	to ascertain that all the COMPANY requirements, as stated in the CHARTERPARTY and agreed by the PARTIES, are correctly executed.

12	COMPANY’S OBLIGATIONS

COMPANY shall perform, arrange and meet the costs of the following operations and activities:

12.1	COMPANY shall furnish, at its expense, any and all authorizations and permits for the FPSO to operate at the AREA OF OPERATIONS, except for authorizations and/or periodic testing relevant to FPSO, as detailed in Section IV Scope of Work. COMPANY GROUP PERSONNEL shall have free access to the FPSO in the AREA OF OPERATIONS.

12.2	COMPANY will provide the facilities, services, activities and hydrocarbon required of the COMPANY GROUP under this CHARTERPARTY and the O&M CONTRACT in accordance with Section IV - Scope of Work - Part 2.4. OWNER shall co-operate with CONTRACTOR in order not to delay or impede the performance of the REFURBISHMENT WORK. The COMPANY will co-ordinate its other activities in the AREA OF OPERATIONS and will keep the OWNER and CONTRACTOR sufficiently informed in respect of it so as to facilitate the performance of the OWNER’s obligations.

12.3	COMPANY shall obtain and maintain at its expense any and all consents, authorizations, approvals, licensing and permits required by it under this CHARTERPARTY. OWNER shall obtain and maintain at its expense any and all consents, authorizations, approvals, licensing and permits required by it under this CHARTERPARTY.

13	NOT USED

14	DEFAULT BY OWNER

14.1	Right of termination by COMPANY

In the event:

14.1.1	the OWNER assigns the whole or part of the CHARTERPARTY to THIRD PARTIES or SUB-CONTRACTS the whole of the CHARTERPARTY without COMPANY’s prior written consent; and/or

14.1.2	the OWNER shall at any time be in fundamental breach of any of its obligations under this CHARTERPARTY; and/or

14.1.3	the OWNER suspends the performance of the CHARTERPARTY for any reason whatsoever including in the event of arbitration; and/or

14.1.4	the OWNER fails to take out insurance policies required by the CHARTERPARTY or fails to renew them; and/or

14.1.5	OWNER becomes insolvent, enters voluntary or involuntary bankruptcy, winding up or receivership proceedings (other than a voluntary winding up for the purposes of amalgamation or reconstruction) or takes an assignment for the benefit of its creditors; then if COMPANY considers that one of the aforesaid events exists, it may give written notice thereof to OWNER referring to this Clause 14.1 and requiring OWNER to remedy such situation. OWNER has to commence action to remedy the situation within 2 (two) working days and has to complete the remedy in a reasonable maximum time indicated by COMPANY, taking into account all the circumstances.

14.2	If, upon the expiry of the aforesaid period, such situation has not been remedied or removed or if an agreement has not been reached on a plan to remedy or remove the situation, the CHARTERPARTY may be terminated. In no case shall the termination of the CHARTERPARTY relieve either PARTY from any of its obligations or liabilities accrued due hereunder prior to such termination or prejudice any provisions hereof which are expressed to survive the termination or expiry hereof.

14.3	In the event that COMPANY terminates the O&M CONTRACT for any reason whatsoever other than either (1) in accordance with Clause 6.2 of Section II of the O&M CONTRACT (the consequences of which are dealt with in Clause 9.3 of this CHARTERPARTY) or (2) for extended force majeure (which COMPANY is not entitled to do unless it also terminates this CHARTERPARTY in accordance with Clause 34.5 herein) then this CHARTERPARTY will automatically terminate on the date on which COMPANY terminates the O&M CONTRACT without any notice being required to be given by COMPANY under this CHARTERPARTY.

If the CHARTERPARTY is terminated for any of the reasons set forth in this Clause 14 COMPANY shall pay OWNER the total amount of DAILY COMPENSATION FEE as per Clause 1.2 of Section III due to the date of termination in performing the CHARTERPARTY in conformity herewith. Said payment shall represent full and final payments for all activities completed and for complete termination of the CHARTERPARTY.

15	LIENS AGAINST THE FPSO

15.1	COMPANY’s obligations

COMPANY shall have no right, power or authority to create, incur, or permit to be imposed upon the FPSO any liens whatsoever. OWNER will fasten to the FPSO in a conspicuous place and maintain during the period of the CHARTERPARTY a notice reading as follows:

“THIS FPSO IS UNDER CHARTERPARTY TO OCEANIC CONSULTANTS NIGERIA LIMITED AND, BY THE TERMS OF THE CHARTERPARTY, NONE OF OCEANIC CONSULTANTS NIGERIA LIMITED, OWNER, OR THE MASTER HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE IMPOSED UPON THE FPSO ANY LIENS WHATSOEVER”.

15.2	OWNER’s Obligations

15.2.1	OWNER hereby acknowledges and agrees that, during and throughout the term of this CHARTERPARTY, so long as no default by COMPANY has occurred and is continuing hereunder, neither COMPANY nor any PERMITTED SUB-CHARTERER or ASSIGNEE shall be disturbed or interfered with by OWNER in COMPANY’s or such PERMITTED SUB-CHARTERER’s or ASSIGNEE’s quiet and peaceful use and enjoyment of the FPSO (including, without limitation, their ability to utilize the FPSO in the AREA OF OPERATIONS). In the event that OWNER, after the EFFECTIVE DATE, grants a mortgage over the FPSO or collaterally assigns its rights under this CHARTERPARTY, then OWNER shall ensure that any holder of such mortgage or ASSIGNEE of such rights, as the case may be, shall execute and deliver an agreement, in form and substance satisfactory to COMPANY recognizing COMPANY’s (or its PERMITTED SUB-CHARTERER’s or ASSIGNEE’s, as the case may be) quiet enjoyment rights in the FPSO pursuant to this Clause 15.2.1. In no event shall OWNER permit the existence of any mortgage or liens on the FPSO, and/or OWNER’s compliance with the conditions thereof, to interfere or in any way delay the performance of its obligations under the CHARTERPARTY.

15.2.2	Subject to the rights of the OWNER under Clause 15.2.1, the OWNER shall not create, incur, or permit to be imposed upon the FPSO any liens whatsoever.

16	ACTUAL CONSTRUCTIVE TOTAL LOSS AND COMPULSORY ACQUISITION

16.1	In the event of actual total loss or constructive total loss of the FPSO occurring through any acts whatsoever at any time during the period of the CHARTERPARTY, the CHARTERPARTY shall be deemed terminated as of the date of said loss (if the time of such loss is uncertain, then as of the date the FPSO was last heard from), and the FPSO shall be deemed to have been redelivered to OWNER as of such date.

16.2	If there is a period of time between the event which constitutes actual or constructive total loss and the determination (by the OWNER’S insurers or otherwise) that an actual or constructive total loss has occurred during which the OWNER has received compensation hereunder at the applicable DAILY COMPENSATION FEE, the OWNER shall refund such compensation to the COMPANY.

16.3	If the FPSO becomes an actual or constructive total loss pursuant to Clause 16.1, the OWNER will be responsible for the removal of its wreck and debris if, and to the extent that, it is required to do so by law or by any contract or order binding on either the OWNER or the COMPANY or if the wreck is a hazard to navigation or to the COMPANY’s operations in the AREA OF OPERATIONS. If the CHARTERPARTY terminates pursuant to Clause 16.1, the OWNER shall not be entitled to any Early Termination Compensation payable pursuant to Clause 9 or any other compensation from the COMPANY.

16.4	If OWNER is deprived of the FPSO by any COMPULSORY ACQUISITION by any governmental or other competent authority, the FPSO will be deemed “off-hire” and the DAILY COMPENSATION FEE shall not be payable by COMPANY during the period of COMPULSORY ACQUISITION.

16.5	If any compensation is paid by the relevant governmental or other competent authority in respect of a COMPULSORY ACQUISITION, (“ACQUISITION COMPENSATION”), CONTRACTOR shall be entitled to receive the ACQUISITION COMPENSATION.

17	GENERAL AND PARTICULAR AVERAGE

General average, if any, shall be adjusted, stated, and settled according to the York-Antwerp Rules (2004) or any subsequent modification thereof current at the time of the relevant casualty. The DAILY COMPENSATION FEE shall not contribute to general average. A company approved by both PARTIES shall be appointed average adjuster to attend to the settlement and collection of both general and particular average losses subject to customary charges. OWNER and COMPANY jointly agree to assist the adjuster in preparing the average statement and to take all other possible measures to protect the interests of OWNER, FPSO and COMPANY.

18	REDELIVERY OF FPSO

The FPSO shall be deemed to have been redelivered (“DATE OF REDELIVERY”, for which COMPANY shall give OWNER at least 90 (ninety) days’ prior notice) and the DAILY COMPENSATION FEE shall cease when production at the AREA OF OPERATIONS is finally shut-in and COMPANY has removed the cargo from the FPSO. The FPSO shall from the DATE OF REDELIVERY be dismantled and removed from the AREA OF OPERATIONS by OWNER, and its ancillaries recovered, and towed and/or transported to a port/area to be agreed and cleaned and gas-freed. Compensation for such removal, towing, transportation etc. shall be paid in accordance with Clause 25.3 and Clause 1.3 of Section III - CHARTERPARTY Prices and Schedules for Variations.

19	PATENT INDEMNIFICATION

19.1	In addition to any other indemnifying provisions contained herein, OWNER represents and warrants that the use or construction of any and all procedures, equipment and/or materials, the FPSO or any process furnished by OWNER and used in the CHARTERPARTY do not infringe any license, patent or other trade secret which has been issued or applied for, and OWNER agrees to protect, defend, indemnify and hold COMPANY GROUP harmless from and against any and all claims, losses, costs, demands, damages, suits, judgments, penalties, liabilities, debits, expenses and causes of action and every other claim or litigation (including all costs thereof and attorney’s fees) of every kind and character whether known or unknown, whether predating the CHARTERPARTY or not, made by or arising in favor of any patentee, licensee or claimant of any right or priority to such procedures, equipment and/or materials, FPSO or process, or the use or construction thereof, which may result or arise from furnishing or use of any such procedures, equipment and/or materials, FPSO or process by OWNER in connection with the CHARTERPARTY.

19.2	All intellectual property of OWNER GROUP shall remain vested in the OWNER GROUP. OWNER GROUP reserves the sole right to apply for patent or registrable rights in any country in respect of any article, process or idea developed by OWNER GROUP, arising out of or conceived during the OWNER GROUP’s performance of the CHARTERPARTY.

19.3	OWNER hereby grants to COMPANY, an irrevocable, perpetual, world-wide, royalty-free right to use or have used (as well as modify, transfer, adapt, copy, reproduce, exploit, apply, manipulate and otherwise enjoy) by COMPANY GROUP, and any THIRD PARTY for the provision of goods and services by such party to COMPANY GROUP under this CHARTERPARTY, any intellectual property rights owned by or licensed by OWNER GROUP during the term of the CHARTERPARTY to the extent necessary or desirable for purposes of COMPANY exercising their rights and obligations under this CHARTERPARTY.

20	INDEPENDENT CONTRACTOR

20.1	OWNER shall be an independent contractor with respect to the performance of the CHARTERPARTY and neither OWNER nor anyone employed by OWNER shall be deemed for any purpose to be the employee, agent, servant, borrowed servant or representative of COMPANY in the performance of any service hereunder.

20.2	The actual performance and supervision of the OWNER’s duties hereunder shall be by OWNER, but COMPANY or its REPRESENTATIVE(s) shall have full and complete access to the operations and activities of OWNER to determine whether same are being performed by OWNER in accordance with all its provisions or for reasons otherwise stated in the CHARTERPARTY. No provisions herein shall be construed as creating a partnership, joint venture or other association whereby COMPANY and OWNER would be jointly liable as partners or co-venturers.

21	REPRESENTATIONS AND WARRANTIES

21.1	OWNER represents and warrants that all obligations it undertakes pursuant to the CHARTERPARTY will be performed in a thorough, efficient and workmanlike manner with due diligence and care by qualified and competent personnel. OWNER further warrants that it has fully acquainted itself with the information contained in the CHARTERPARTY and on the basis of that information knows of no reason why any physical or material aspects would interrupt or delay the diligent performance of its obligations hereunder. It is fully acquainted with the nature of the duties it hereby undertakes to perform in the CHARTERPARTY and knows of no reason and anticipates no interruptions, whether by labor disputes or otherwise, which would prevent it from diligently pursuing the performance of the CHARTERPARTY.

21.2	OWNER represents and warrants that Nigerian Agip Exploration Limited (as charterer under the NAE CHARTERPARTY) has been released of all obligations under the NAE CHARTERPARTY and has waived all rights in and to the FPSO as of the EFFECTIVE DATE.

21.3	OWNER affirms that on the DATE OF ACCEPTANCE, the FPSO will be in all material aspects in compliance with the OWNER’s obligations as they existed under the NAE CHARTERPARTY.

22	NO WAIVER

No failure or failures on the part of either COMPANY or OWNER to enforce their respective rights hereunder shall be construed as a waiver of such right or rights or preclude a subsequent enforcement of a subsequent breach.

23	SEVERABILITY OF PROVISIONS

If any provision of the CHARTERPARTY or any portion thereof, or the application thereof to any person or circumstance, is held invalid, the application of such provision or portion thereof to other persons or circumstances or other jurisdictions, and the remainder of such provision and the CHARTERPARTY shall not be affected thereby but shall remain in full force and effect.

24	INSURANCE AND INDEMNITY

24.1	INSURANCE

24.1.1	OWNER shall, at its own expense, maintain in force during the term of the CHARTERPARTY the following insurances with insurance companies reasonably acceptable to COMPANY. All OWNER’s policies shall contain a waiver of subrogation in favour of COMPANY GROUP to the extent of the indemnities granted and liabilities undertaken by OWNER under the CHARTERPARTY.

(a)	Hull and Machinery and Increased Value insurance up to the full replacement value of the FPSO on terms and conditions of the Institute Time Clauses, hulls-Port Risks 207.87, form or equivalent.

(b)	War-strikes-Confiscation insurance subject to the Institute War and Strikes Clauses Hull Time, October 1, 1983, form or equivalent.

(c)	Jointly with CONTRACTOR, Comprehensive General Liability and Automobile Liability insurance covering premises and operations, independent contractors and contractual liability, as well as all owned, hired and non-owned vehicles. Minimum policy limits for personal injury and property damage shall be:

(i)	Comprehensive General Liability US$ 15,000,000 (fifteen million) single limit per occurrence, and

(ii)	Automobile liability as required by applicable law.

(d)	Protection and Indemnity including pollution insurance, with a limit to the extent then available but not less than US$ 500,000,000 (five hundred million), for production related vessels taken out with a member of the International Group of P&I Clubs. OWNER will procure a joint entry with CONTRACTOR for all relevant purposes.

24.1.2	OWNER shall promptly furnish COMPANY with Certificates of Insurance in relation to Clause 24.1 above indicating:

(a)	the kinds and amounts of insurance as required herein;

(b)	insurance company or companies providing the aforesaid coverage;

(c)	effective and expiration dates of policies; and

(d)	the territorial limits of all policies.

24.1.3	COMPANY GROUP shall be named as co-assured on the above policies to the extent of the indemnities granted and liabilities undertaken by OWNER under this CHARTERPARTY and in the case of the Protection and Indemnity insurance referred to Clause 24.1.1(d) so as to provide that COMPANY GROUP shall be provided with coverage not less than that available to OWNER, with a limit to the extent then available but not less than US$ 500,000,000 (five hundred million).

24.2	INDEMNITY

24.2.1	Notwithstanding anything to the contrary contained elsewhere, OWNER shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless from and against:

(a)	all loss of or inability to recover, or damage to the OWNER GROUP EQUIPMENT; and

(b)	any personal injury, including fatal injury and disease, to or death of the OWNER GROUP PERSONNEL;

howsoever caused (whether through the breach of contract, negligence and/or breach of duty (statutory or otherwise) of any of the COMPANY GROUP or otherwise) that arises out of or in connection with this CHARTERPARTY.

24.2.2	Notwithstanding anything to the contrary contained elsewhere, COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold OWNER GROUP harmless from and against:

(a)	all loss of or inability to recover, or damage to the COMPANY GROUP EQUIPMENT; and

(b)	any personal injury, including fatal injury and disease, to or death of the COMPANY GROUP PERSONNEL;

howsoever caused (whether through the breach of contract, negligence and/or breach of duty (statutory or otherwise) of any of the OWNER GROUP or otherwise) that arises out of or in connection with this CHARTERPARTY.

24.2.3	OWNER shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless in respect of the injury/death of any and all THIRD PARTIES or loss of/damage to any and all THIRD PARTY property arising from and to the extent of OWNER GROUP’s negligent act or omission in the performance of the CHARTERPARTY. COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold OWNER GROUP harmless in respect of the injury/death of any and all THIRD PARTIES or loss of/damage to any and all THIRD PARTY property arising from and to the extent of COMPANY GROUP’s negligent act or omission in the performance of the CHARTERPARTY.

24.2.4	Notwithstanding anything contained herein to the contrary, the responsibility for pollution or contamination arising from or relating to the performance of this CHARTERPARTY shall be as follows:

(a)	COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold OWNER GROUP harmless from and against all claims, loss, damage or expense in respect of the control, removal and disposal of pollution or contamination caused by crude oil or other pollutants originating or emanating from the COMPANY GROUP’s oil or gas reservoirs or wellheads or emanating from COMPANY GROUP EQUIPMENT; and

(b)	OWNER shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless from and against all claims, loss, damage or expense in respect of the control, removal and disposal of pollution or contamination caused by crude oil or other pollutants originating or emanating from the OWNER GROUP EQUIPMENT up to the limit of the Protection and Indemnity Insurance procured by OWNER under this CHARTERPARTY.

24.2.5	Notwithstanding anything contained herein to the contrary, neither COMPANY nor OWNER shall under any circumstances be liable to the other PARTY for any:

(a)	indirect and/or consequential loss or damage; and/or

(b)	loss of anticipated profit, loss of contract, loss of production, loss of products, whether such losses are direct or indirect arising out of or related to the performance of either PARTY under this CHARTERPARTY. Each PARTY shall be responsible for and shall release, protect, defend, indemnify and hold the other PARTY’s GROUP harmless from and against all such claims, demands, and causes of action and shall waive any claim it may at any time have against the other PARTY’s GROUP in respect of any such losses or damage.

24.2.6	In the event OWNER shall fail to take out the insurances required by the CHARTERPARTY or fails to renew them, COMPANY may at its sole discretion provide such insurances at OWNER’s charge or terminate the CHARTERPARTY in accordance with Clause 14.1.4.

25	COMPENSATION

25.1	DAILY COMPENSATION FEE and STANDBY FEE

Subject to Clause 25.4, COMPANY shall pay to OWNER for (a) OWNER meeting its obligations as defined in the CHARTERPARTY and (b) CONTRACTOR meeting its obligations as defined in the O&M CONTRACT, the DAILY COMPENSATION FEE (or STANDBY FEE as applicable) as set forth in Section III - CHARTERPARTY Prices and Schedules for Variations from the EFFECTIVE DATE to the DATE OF REDELIVERY.

25.2	Milestone Payments

COMPANY shall pay OWNER Milestone Payments on date of signature of the CHARTERPARTY and DATE OF ACCEPTANCE as set forth in Section III - CHARTERPARTY Prices and Schedules for Variations - Clause 1.1.

25.3	Demobilization and Redelivery Fee

COMPANY shall pay OWNER a “DEMOBILIZATION AND REDELIVERY FEE”, which shall equal the amount that is fifty per cent (50%) of the documented reasonable costs incurred by OWNER for the dismantling, removal, and redelivery services provided in Clause 18. No DEMOBILIZATION AND REDELIVERY FEE shall be payable by COMPANY if, upon termination of the CHARTERPARTY, the FPSO has been committed to another party for work in direct continuance.

25.4	Reimbursable Expenses

25.4.1	COMPANY shall reimburse OWNER for the following expenses incurred under the CHARTERPARTY:

(a)	Food and lodging - Food and lodging or individual meals for any COMPANY or THIRD PARTY personnel, in excess of the permanent COMPANY complement specified in Section IV – Scope of Work, at the rates set forth in Section III of the O&M CONTRACT Prices and Schedules for Variations, Clause 2.1.

(b)	Other Expenses - All other expenses incurred by OWNER at COMPANY’s written request or otherwise reimbursable under this CHARTERPARTY, shall be reimbursed at documented cost, except as otherwise expressly provided herein.

26	NOT USED

27	INVARIABILITY OF PRICES

COMPENSATION and/or fees set forth in Section III - CHARTERPARTY Prices and Schedules for Variations shall, subject to other provisions of the CHARTERPARTY, remain unchanged during the term of the CHARTERPARTY.

28	VARIATIONS

The PARTIES recognize and agree that provision should be made to cover a variation in the obligations of OWNER under this CHARTERPARTY and that any such variation should only be made in accordance with the provisions of this Clause 28.

28.1	Without prejudice to the foregoing generality and for illustrative purposes only:

28.1.1	the following would be regarded as a variation in the obligations under this CHARTERPARTY:

(a)	instructions issued by the COMPANY which would result in a change to the specification of the FPSO as detailed in the Technical Section of “Form of Agreement” (Art. 2.2);

(b)	any request by the COMPANY to the OWNER to delay the schedule, or any delay to OWNER’s schedule caused by act or omission of any member of COMPANY GROUP; or

(c)	discovery of latent conditions in accordance with Clause 10.3, and

28.1.2	the following would not be regarded as a variation in the obligations under this CHARTERPARTY:

(a)	Activities and/or resources to the extent necessitated, in whole or in part, by the act, error, negligence or omission of the OWNER GROUP; or

(b)	Activities and/or resources to the extent necessitated, in whole or in part, by the OWNER’s failure to comply, or as are necessary in order to comply with any provision of this CHARTERPARTY.

28.2	The COMPANY may at its sole discretion from time to time, request a variation to the obligations the OWNER has to perform under this CHARTERPARTY (a ‘VARIATION ORDER”) and the OWNER shall (subject to this Clause) implement said variation and said variation shall not in any way be construed as invalidating this CHARTERPARTY or any ancillary document but shall form part of the obligations the OWNER performs under this CHARTERPARTY.

28.3	The OWNER shall be obliged to proceed with any variation proposed by COMPANY, provided that such variation would not:

28.3.1	be outside the general scope of its obligations provided for under this CHARTERPARTY, or

28.3.2	impact detrimentally upon the safe working of the FPSO.

28.4	If the COMPANY requests a variation under Clause 28.2, the OWNER will issue a variation proposal to the COMPANY providing:

28.4.1	a detailed technical narrative/description of the variation with a full and precise list of impacts/interfaces (if any);

28.4.2	details of the increase or decrease in compensation payable to the OWNER calculated in accordance with Clause 28.8; and

28.4.3	an estimate of the time scale for and completion date of the variation.

28.5	A detailed calculation using the procedure set out in this Clause 28 of any anticipated impact upon the schedule due to the proposed variation (together, where relevant, with any previous cumulative impacts of earlier Variation Orders) and any other rates or fees provided for in Section III - CHARTERPARTY Prices and Schedules for Variations in relation thereto.

28.6	In preparing the variation proposal, the OWNER shall be obliged to have regard to:

28.6.1	optimizing the cost impact for the COMPANY; and

28.6.2	minimizing the adverse impact on the schedule.

28.7	If the OWNER considers that an occurrence has taken place for which it is entitled to receive a variation the OWNER shall, before proceeding with any work affected by such occurrence, submit immediately in writing a variation proposal to the COMPANY in accordance with Clause 28.4.

28.8	On receipt of a variation proposal from the OWNER, the COMPANY may reject the variation proposal for any reason, including it if the request is included in the obligations undertaken by the OWNER under the terms of the CHARTERPARTY, or the COMPANY may accept the variation proposal; in this case OWNER shall issue a VARIATION ORDER for signature by both PARTIES incorporating the terms of the variation proposal. A VARIATION ORDER when so signed shall be binding on both PARTIES. The VARIATION ORDER shall be governed by the provisions of this CHARTERPARTY.

28.9	Payment for a VARIATION ORDER shall be made by way of an agreed lump sum amount (to be invoiced and paid as agreed in the VARIATION ORDER) or reimbursable in accordance with Clause 3 of Section III O&M CONTRACT Prices and Schedules for Variations of the O&M CONTRACT.

28.10	The OWNER shall not commence implementation of a variation requested by COMPANY (other than as provided in this Clause or in the instance of an emergency arising as determined at the OWNER’s reasonable discretion) until it has received a VARIATION ORDER approved by the COMPANY.

28.11	The OWNER shall not invoice and the COMPANY will not be obliged to make any payment in respect of any variation which has not been authorized by the COMPANY by means of a VARIATION ORDER.

28.12	If, after the EFFECTIVE DATE, there have occurred any changes in the existing laws and regulations of Nigeria, including but not limited to Bank Law or Exchange Control Law, or in the existing requirements of the CLASSIFICATION AUTHORITY or of any Governmental Authority (or in the interpretation or implementation by the relevant authority) or in the flag State’s requirements of the FPSO, which affect the OWNER’s performance (or the cost of performance) of its obligations under the CHARTERPARTY, or the OWNER’s net return after any taxes in Nigeria, or imposing any such taxes on dividends or distributions to OWNER’s shareholders or head office, then except to the extent such changes were known or reasonably foreseeable by OWNER at the time of signing of the CHARTERPARTY, OWNER shall be entitled to a VARIATION ORDER in accordance with this Clause 28. For the purposes of this Clause, Governmental Authority shall mean the government of Nigeria or any such ministry, bureau, agency, department, office or other organization of the government or any local governmental authority of Nigeria which may issue, request or make any authorization, consent, order, approval, resolution, license, exemption, permission, notarization, recording, filing or registration or other similar document.

29	INVOICING AND PAYMENT

29.1	Milestone Payments shall be due and payable by COMPANY in accordance with Clause 1.1 of Section III.

29.2	On the EXECUTION DATE, OWNER shall prepare and send to COMPANY one invoice for all amounts covering the period from the EFFECTIVE DATE through the end of the month in which the EXECUTION DATE occurs that are payable by COMPANY under this CHARTERPARTY, and such invoice shall show the VAT rate and amount (where applicable).

29.3	Subject to Clause 29.2, on the first (1st) BUSINESS DAY of each month following the EXECUTION DATE, OWNER shall prepare and send to COMPANY an invoice for the amount equal to the applicable day rate (pursuant to Clause 1.2 of Section III) multiplied by the number of days in such month minus any TRUE-UP AMOUNT, and such invoice shall show the VAT rate and amount (where applicable). The “TRUE UP AMOUNT” shall equal the sum of all reductions to be made to the prior month’s invoice based upon any days of such invoiced month where a rate other than the invoiced day rate applied (or any suspension of rates due to total loss, requisition, expropriation, or any other reason). Payment for the TRUE UP AMOUNT applicable to the final invoice issued by OWNER hereunder shall be made by OWNER to COMPANY within 45 (forty-five) days of the date of such final invoice.

29.4	Within 14 (fourteen) days of receipt of the relevant invoice(s), COMPANY will revert identifying any disputed amounts. If COMPANY does not identify any disputed item, then the invoice(s) will be deemed undisputed in full.

29.5	Invoices shall be sent to:

Oceanic Consultants Nigeria Limited
Plot 1649, Olosa Street
Victoria Island
Lagos - Nigeria

29.6	Except for Early Termination Compensation pursuant to Clause 9 and Milestone Payments referred to in Clause 29.1, undisputed amounts will be payable within 30 (thirty) days of the invoice.

29.7	All payments by COMPANY will be made in US Dollars and in immediately available freely transferable funds without discount, set-off or deduction of any kind, except as expressly permitted by this CHARTERPARTY, by inter-bank transfer, free of bank charges (other than those charged by OWNER’s bank) to such bank or financial institution as the OWNER shall designate in writing on the invoice, for credit to the account nominated by OWNER, subject to the requirements of Clause 44.9.

29.8	The Early Termination Compensation payable pursuant to Clause 9 will be payable on the date specified for termination in the COMPANY’s and/or OWNER’s early termination notice. The DAILY COMPENSATION FEE and the other rates and fees specified in Section III shall continue to be payable until the latest of:

29.8.1	the date on which the Early Termination Compensation is actually paid; or

29.8.2	the DATE OF REDELIVERY

29.9	If an invoice issued in accordance with the terms of the CHARTERPARTY becomes overdue for payment, or at any time afterwards, OWNER may notify COMPANY in writing that such payment is overdue. After notifying COMPANY, if COMPANY fails to make payment of any undisputed amount owing within five (5) days following its receipt of an overdue notice from OWNER, then all money due to the OWNER shall accrue interest, compounding monthly, from the due date of payment to the date of receipt by the OWNER and OWNER shall be entitled to exercise its rights under Clause 30.

29.10	The rate of interest payable under this Clause will be the aggregate of two per cent (2%) per annum and one month LIBOR (as displayed on Reuters Screen Page LIBOR at or about 11.00 hrs London time on the date upon which the payment became due and monthly thereafter, failing which as certified by a prime bank in London).

29.11	Payment by the COMPANY shall not prejudice its rights in the future to dispute any part of any invoice including any invoice previously paid. In the instance of dispute over any part of an invoice, the COMPANY shall not delay payment of the undisputed part of the invoice.

29.12	Any dispute concerning an amount contained within an invoice shall be resolved between the PARTIES in accordance with the provisions of Clause 35 unless otherwise agreed. Following resolution of the dispute any amount agreed or found to be payable shall be paid within thirty (30) days of the date of resolution.

29.13	All invoices submitted by the OWNER shall:

29.13.1	be made in one (1) original and 4 (four) copies;

29.13.2	show the VAT rate and amount (where applicable);

29.13.3	be submitted with sufficient documentation to support such invoices and permit verification by the COMPANY; and

29.13.4	be sent by mail, by delivery, or by any other means as may be agreed between the PARTIES from time to time.

29.14	Should the OWNER wish to change any bank or other financial institution to which payment is to be made, at least 10 (ten) days prior written notice shall be given to the COMPANY of the new bank or financial institution and account details where such payment is to be made.

29.15	Records

OWNER shall maintain a complete and correct set of records pertaining to all aspects of the CHARTERPARTY, including the performance hereof by OWNER. COMPANY, in order to verify that all transactions between COMPANY and OWNER under the CHARTERPARTY satisfy all terms and conditions of the CHARTERPARTY, shall have the right at COMPANY’s sole expense to inspect and audit any and all relevant records relating to adjustments in cost or reimbursable expenses within a period of 5 (five) years after the transaction in question. Should the results of an audit so require, appropriate adjustments or payments will be made by the PARTIES.

30	PARENT COMPANY GUARANTEES AND LETTER OF CREDIT

30.1	In order to guarantee its performance of the CHARTERPARTY, OWNER will furnish a Parent Company Guarantee from “Bumi Armada Berhad” in the same form annexed at Section III of this CHARTERPARTY. This Parent Company Guarantee will be exchanged with the Parent Company Guarantee to be furnished by COMPANY in accordance with Clause 30.3.

30.2	Bumi Armada Berhad of Level 21, Menara Penak, 24 Jelan Perak 50450 Kuala Lumpur Malaysia currently directly or indirectly owns 100% of the shares in OWNER. In the Parent Company Guarantee which will be furnished by OWNER, Bumi Armada Berhad will agree not to transfer any of its shareholding in OWNER without COMPANY’s prior consent, such consent not to be unreasonably withheld by COMPANY.

30.3	In order to guarantee its performance of the CHARTERPARTY, COMPANY will furnish a Parent Company Guarantee from CAMAC Energy, Inc. (NYSE:CAK) in the same form annexed at Section III of this CHARTERPARTY.

30.4	In order to guarantee its payment obligation under the CHARTERPARTY, COMPANY will furnish OWNER an irrevocable Standby Letter of Credit in the amount of ninety (90) days of the DAILY COMPENSATION FEE in advance upon execution of the CHARTERPARTY. Such Letter of Credit shall be issued by an internationally reputable bank reasonably acceptable to the OWNER; if COMPANY fails to make the monthly payment of fees when due and payable under this CHARTERPARTY, then OWNER may make a draw against such Letter of Credit in an amount equal to the amount then due and payable by COMPANY, and COMPANY shall, within five (5) banking days, replenish the amount of the Letter of Credit so that it again equals the amount of ninety (90) days of the DAILY COMPENSATION FEE.

30.5	The Letter of Credit referred to in Clause 30.4 will be delivered by COMPANY contemporaneously with the execution of the CHARTERPARTY. The Parent Company Guarantees referred to in the foregoing provisions of this Clause 30 will delivered by the PARTY responsible therefor on or before a date that is 30 (thirty) days following the EXECUTION DATE.

31	TAXES

31.1	Payment.

Except as expressly provided otherwise in this Clause 31, OWNER agrees to pay all taxes, levied or assessed on OWNER by any governmental authority in connection with or incidental to the performance of the CHARTERPARTY, including but not limited to withholding taxes, social security taxes and other social security benefits and taxes upon wages of OWNER, its agents, employees and REPRESENTATIVES. OWNER agrees to require the same undertakings from any of member of OWNER GROUP and to be liable for, and indemnify COMPANY GROUP from any breach of such undertakings by such member of OWNER GROUP. OWNER agrees to reimburse COMPANY GROUP on demand for all such taxes, which COMPANY GROUP may be required to pay on account of the agents, employees and REPRESENTATIVES of OWNER or any member of OWNER GROUP.

31.2	Withholding tax and NCD fund

OWNER shall submit invoices to COMPANY grossing-up the amounts stated in Section III and other amounts due to OWNER arising out of this CHARTERPARTY with the applicable withholding tax and NCD fund as prescribed by any current or future relevant Nigerian legislation, directive, decree or equivalent. COMPANY shall deduct withholding tax and NCD fund as prescribed by the applicable legislation by Federal Government of Nigeria. An official government receipt shall be provided for any and all monies deducted by COMPANY as a result of any Government directive.

31.3	VAT

Should payments made under the CHARTERPARTY attract Value Added tax (V.A.T.), the proper amount of such Tax shall be shown as a separate item on the prescribed form of Tax invoice and the total amount payable under the CHARTERPARTY by COMPANY shall include V.A.T. The rates and prices under the CHARTERPARTY are exclusive of V.A.T.

31.4	Penalties

OWNER shall be responsible for and shall pay any fines and penalties it may have incurred due to failure to comply with the requirements of the taxation jurisdiction when carrying out the CHARTERPARTY.

32	ASSIGNMENT and SUB-CHARTER

32.1	Assignment and Sub-charter by COMPANY

32.1.1	COMPANY may assign the CHARTERPARTY and/or sub-charter the FPSO to any of its AFFILIATES, any other entity or CO-VENTURER upon receipt of OWNER’s written consent which shall not be unreasonably withheld. Any such assignment and sub-charter shall be subject to the conditions that it will not diminish the rights or increase the obligations of the OWNER, or otherwise increase the OWNER’s costs and provided the COMPANY PARENT GUARANTEE (or a guarantee from the ASSIGNEE’s or PERMITTED SUB-CHARTERER’s parent) remains in full force and effect.

32.1.2	OWNER agrees to obtain all necessary insurance policy endorsements relating to the CHARTERPARTY so that the ASSIGNEE or PERMITTED SUB-CHARTERER has the same rights and benefits under such policies as COMPANY.

32.2	Assignment by OWNER

32.2.1	The OWNER agrees not to assign the whole or part of the CHARTERPARTY except:

(a)	subject to the provisions of Clause 15.2.1, where such assignment is to a lender by way of security (including assignment of any receivables due to OWNER under the CHARTERPARTY) provided that the OWNER shall give the COMPANY prior notification thereof and the OWNER shall remain liable for performance of all its duties and obligations under the CHARTERPARTY; and

(b)	in any other case, if the COMPANY gives its prior written consent (which it shall not unreasonably withhold in the case of an assignment to an AFFILIATE of the OWNER).

32.2.2	An assignment under Clause 32.2.1(b) shall not become effective until written notification by the COMPANY of its approval to the OWNER.

32.2.3	If OWNER assigns the whole or part of the CHARTERPARTY other than in accordance with this Clause 32.2, the CHARTERPARTY may be terminated by the COMPANY in accordance with Clause 14.

33	COMPLIANCE WITH LAWS

Subject always to the terms of Clause 36 hereof OWNER agrees to comply with all laws, rules, regulations, ordinances, judgements, orders and other official acts of any governmental authority which are now or may, in the future, become applicable to OWNER, OWNER’s business, equipment and/or materials and personnel engaged in the performance of the CHARTERPARTY, or arising out of or incidental to such performance.

34	FORCE MAJEURE

34.1	Meaning

For the purpose of the CHARTERPARTY the expression FORCE MAJEURE shall mean any circumstances or events so listed in Clause 34.2 below or of a like kind beyond the reasonable control and contemplation of the PARTY affected which prevent or impede the due performance of the CHARTERPARTY, being circumstances or events which could not have been prevented or avoided by the exercise of due diligence, prudence or the adoption of all precautions. Save as specifically mentioned in Clause 34.2 below, weather conditions shall not constitute FORCE MAJEURE nor shall the shortage of labor, materials or other resources constitute FORCE MAJEURE unless caused by circumstances which are themselves FORCE MAJEURE.

34.2	Definitions

34.2.1	The circumstances which shall be within the definition of FORCE MAJEURE are, such as but not limited to:

(a)	acts of God;

(b)	decrees of government;

(c)	fire;

(d)	explosion;

(e)	flood;

(f)	lightning;

(g)	hurricane (Beaufort Force 12 and above);

(h)	war, invasion, or hostilities;

(i)	rebellion/revolution;

(j)	riot;

(k)	sabotage;

(l)	general national strikes or similar official national labour disputes;

(m)	ionizing radiation;

(n)	contamination by radio-activity;

(o)	pressure waves from aerial devices;

(p)	maritime disasters;

(q)	kidnapping; and

(r)	acts of terrorism.

34.2.2	The PARTIES shall be relieved from performance or delayed performance of their obligations under the CHARTERPARTY to the extent that owing to any circumstance or event of FORCE MAJEURE they have failed to comply with their respective obligations under the CHARTERPARTY. However, FORCE MAJEURE shall not relieve a PARTY from its obligation to make a payment under this CHARTERPARTY.

34.3	Notification

A PARTY seeking relief under this Clause shall notify the other PARTY forthwith of a circumstance or event of FORCE MAJEURE and shall with diligence furnish such relevant information as is available appertaining to such event.

34.4	Effects of FORCE MAJEURE

If FORCE MAJEURE occurs and the operation of the FPSO is suspended then during such suspension period the DAILY COMPENSATION FEE shall be reduced by fifty percent (50%).

34.5	Termination for Force Majeure

34.5.1	If FORCE MAJEURE continues in excess of 120 (one hundred twenty) days COMPANY shall have the right to terminate this CHARTERPARTY.

34.5.2	Where a termination right under Clause 34.5.1 accrues during the INITIAL PERIOD, COMPANY shall pay OWNER, at COMPANY’s option, either:

(a)	the DAILY COMPENSATION FEE for the remainder of the INITIAL PERIOD plus the DEMOBILIZATION AND REDELIVERY FEE; or

(b)	the amount under Clause 7 of Section III - CHARTERPARTY Prices and Schedules for Variations plus the DEMOBILIZATION AND REDLIVERY FEE.

In both cases (a) and (b), OWNER shall credit COMPANY with a share of any future DAILY COMPENSATION FEE equivalent earnings (net after tax) received from THIRD PARTIES during the unexpired portion of the INITIAL PERIOD following such termination. Such share shall be net of all further costs actually incurred by OWNER that are directly attributable to such termination that have been incurred prior to receipt of such future earnings from THIRD PARTIES during the INITIAL PERIOD. If such earnings are higher than the DAILY COMPENSATION FEE paid by COMPANY to OWNER under this CHARTERPARTY, OWNER shall credit COMPANY all of such DAILY COMPENSATION FEE. In the case of total loss, requisition, expropriation, etc. of the FPSO, OWNER will also credit the amount of any insurance recovery received by it up to (but not exceeding) the amount paid by COMPANY under (a) or (b).

35	ARBITRATION

35.1	Should any difference or dispute arise in connection with the interpretation or the performance of the CHARTERPARTY which cannot be resolved by the PARTIES, the same shall be referred to arbitration, and the CHARTERPARTY performance shall continue during the arbitration proceedings.

35.2	The arbitration shall be conducted in accordance with the rules of London Court of International Arbitration (LCIA) current at the time when the arbitration proceedings are commenced.

35.3	The Arbitration reference will be to a tribunal of 3 (three) Arbitrators. Each PARTY will appoint its own Arbitrator. The Arbitrators nominated by the PARTIES will appoint, by mutual agreement, the third Arbitrator,

35.4	The Arbitrator(s)’ decision shall be final and binding on both PARTIES and the relevant award shall be enforced in any court having applicable jurisdiction.

35.5	The venue and language of arbitration shall be London and English respectively.

36	APPLICABLE LAW

36.1	Law

The CHARTERPARTY shall be construed and governed in accordance with the law of England and Wales.

36.2	Notices

OWNER shall give all notices and comply with all laws, ordinances, rules and regulations normally bearing on the conduct of the CHARTERPARTY. If OWNER performs any acts contrary to such laws, ordinances, rules and regulations, OWNER shall bear all costs, fines and penalties arising therefrom.

37	CONFIDENTIALITY

37.1	The PARTIES undertake to consider all information under the CHARTERPARTY strictly confidential, to keep it as such and not to disclose or communicate it to non-authorized individuals, as well as to take all reasonable measures to assure and protect, in whole and in part, and however in any form, the confidentiality of said information, to anyone, except with respect to information disclosed by either PARTY to its AFFILIATES or sub-contractors or to any of their respective officers and employees on a “need to know” basis for the purpose of this CHARTERPARTY or the O&M CONTRACT, in which event the PARTY disclosing such information to such of its AFFILIATES, officers and/or employees shall be responsible for ensuring the maintenance of confidentiality with respect to such information by such AFFILIATES officers and/or employees.

37.2	The PARTIES shall not, and shall ensure that their employees, agents, representatives and sub-contractors shall not, use or reproduce confidential information obtained pursuant to this CHARTERPARTY for purposes (including trading in securities of CAMAC Energy Inc. or any other publically traded companies within the COMPANY GROUP) other than those in furtherance of this CHARTERPARTY or the O&M CONTRACT nor shall either PARTY exchange or divulge to any THIRD PARTY any information obtained in the conduct of, or by reason of, the performance of this CHARTERPARTY except as expressly provided herein.

37.3	This Clause shall not apply confidential treatment to information:

37.3.1	which at the date of its disclosure is public knowledge or which subsequently becomes public knowledge other than by any act or failure to act on the part of the PARTY receiving such information hereunder (the “RECIPIENT”) or any of its AFFILIATES or any of their officers or employees; or

37.3.2	which is already known to the RECIPIENT as evidenced by its written record and was not acquired directly or indirectly from the disclosing party; or

37.3.3	which is at any time after the date of this CHARTERPARTY lawfully acquired by the RECIPIENT from any THIRD PARTY which is rightfully in possession of it and is not bound by an obligation of confidentiality in respect of it; or

37.3.4	which is required to be disclosed by law or by a court of competent jurisdiction; or

37.3.5	disclosed to any outside professional consultants or any bank or financial institution who may be giving financial advice to it or from whom it is seeking, or who is advising it in the obtaining of finance, upon obtaining a similar undertaking of confidentiality but excluding the terms contained in this Clause 37.3.5; or

37.3.6	disclosed to a PARTY’s auditors, professional tax or legal advisers; or

37.3.7	to the extent required by any governmental agency or the regulations of any recognized stock exchange.

37.4	The provisions of this Clause 37 shall survive for a period of three (3) years following the date of termination of this CHARTERPARTY.

37.5	In the event of a breach by OWNER, in whole or in part, of the confidentiality obligations imposed herein, COMPANY may assert a claim for suffered damages in addition to any remedy set forth in Clause 14 hereof. Without limiting the foregoing, in the event of a violation or breach, actual or threatened, in whole or in part, of the confidentiality provisions set forth in this Clause 37, the non-breaching PARTY may obtain, in addition to any other remedies available to such PARTY hereunder or under the O&M CONTRACT, or otherwise at law, such equitable relief as may be necessary to protect such non-breaching PARTY against any such violation, breach or threatened breach.

38	NOTICES

38.1	All notices to be given with respect to the CHARTERPARTY shall be considered as given to COMPANY and to OWNER, respectively, if given in writing and delivered by hand or sent by courier, registered or certified mail, return receipt requested, or by facsimile. Such notices shall be deemed effective when delivered as follows:

38.1.1	if delivered by hand, on the day of delivery, if delivered before 17:00 in the place of delivery on a BUSINESS DAY, and otherwise on the next BUSINESS DAY;

38.1.2	if delivered by courier, registered or certified mail, upon delivery confirmation from such service;

38.1.3	if sent by fax, at the time of transmission, if received before 17:00 in the place of delivery on a BUSINESS DAY, and otherwise on the next BUSINESS DAY.

38.2	The address(es) of notice for COMPANY and OWNER shall be as below. The addresses, given may be changed by either PARTY advising the other in writing of its new address.

OWNER:

Armada Oyo Ltd

P.O. Box 957

Offshore Incorporations Center

Road Town

Tortola

British Virgin Island

Fax: +60 3 2163 5216

COMPANY:

Oceanic Consultants Nigeria Limited

Plot 1649, Olosa Street,

Victoria Island

Lagos – Nigeria

Fax: +1 713 965 5128

39	NO DEMISE

Nothing herein shall be construed as creating a demise of the FPSO to COMPANY.

40	REGISTRATION

OWNER shall comply with all requirements of the laws of the country(ies) having jurisdiction over the AREA OF OPERATIONS as regards establishing its company on a proper legal basis to operate or do business in such country(ies), including registration, if required, and comply in all respects with any requirements of the laws in such country(ies) which are applicable to the OWNER’s performance of its obligations under this CHARTERPARTY.

41	CUSTOMS FORMALITIES AND DUTIES

41.1	Customs formalities, where required, to export/import OWNER’s equipment and/or materials from any place to the AREA OF OPERATIONS, shall be for OWNER’s care and cost.

41.2	Subject to COMPANY’S prior approval, COMPANY will reimburse OWNER for all customs and excise duties, fees, taxes (but only to the extent related to importing of goods or materials or clearing customs with respect thereto, and excluding without limitation any taxes on income or profits), licenses, import and export tariffs, pilotage fees, wharfage fees, canal fees, or similar charges imposed by any competent authority, including any brokerage fees in connection therewith and which OWNER is obligated to pay and does pay on COMPANY’s reimbursable items that are used exclusively in the performance of the CHARTERPARTY on a temporary importation basis.

41.3	Such reimbursement shall only be to the extent that OWNER does not receive credit, refund, discount or other benefit.

41.4	COMPANY shall not be obligated to pay OWNER for failing to pay said duties, fees, taxes, licenses or similar charges when due.

41.5	PARTIES agree to cooperate with each other in seeking an extension of the current temporary importation status of the FPSO with OWNER’s Nigerian affiliate company, Century Bumi Limited as consignee for the importation. In the event that the competent authority in Nigeria impose the permanent importation required for the FPSO, OWNER shall be liable for the costs of such permanent importation.

42	LOCAL CONTENT

OWNER, in inviting to tender for SUB-CONTRACTS, shall where reasonably appropriate give to suitable Nigerian Contractors, vendors and suppliers an opportunity to tender, provided however that nothing contained in this clause shall be construed to require any such invitation, or the award of any SUB-CONTRACT if, in OWNER’s opinion, the terms thereof are not technically and/or economically acceptable, or to prevent or discourage OWNER from inviting to tender or awarding SUB-CONTRACTS to Contractors, vendors or suppliers from countries other than Nigeria. Whenever appropriate, OWNER shall make reasonable efforts to hire local labor, according to skills, availability and the kind of work to be accomplished.

43	PURCHASE OPTION

In consideration of the DAILY COMPENSATION FEE payable under this CHARTERPARTY, the OWNER irrevocably grants to the COMPANY an exclusive option to purchase the FPSO (the “PURCHASE OPTION”) at a price to be agreed by the PARTIES, on the following terms and conditions.

43.1	The PURCHASE OPTION may be exercised at the sole discretion of the COMPANY.

43.2	The PURCHASE OPTION shall be exercisable by the COMPANY at the expiry of the INITIAL PERIOD by giving at least three (3) months’ written notice to the OWNER. The notice shall state that the Purchase Option is being exercised and shall require completion of the purchase on expiry of the said notice period, at which time the COMPANY shall pay to the OWNER the agreed purchase price and any other amounts if applicable and so agreed.

43.3	In exchange for the payment of the amounts under Clause 43.2, the OWNER shall transfer full and complete unencumbered legal title in the FPSO to the COMPANY or its nominee and shall deliver to the COMPANY the documents referred to in Clause 43.4. The OWNER shall deliver the FPSO in an “as is where is” condition at the time of exchange together with everything belonging to the FPSO on board and on shore; and, subject to any necessary lessor’s consent, leasing or hiring contracts in respect of equipment on the FPSO which is not owned by the OWNER. OWNER warrants all items belonging to the FPSO shall be owned by it with the exception of COMPANY supplied items and those items customarily hired by FPSO owners. OWNER shall, during the life of the CHARTERPARTY, provide COMPANY with a list of such hired items. All spare parts and spare equipment on board including spare tail-end shaft(s) and/or spare propeller(s), if any, belonging to the FPSO, used or unused, will be included in the sale at no additional cost. Any fuel, lubricating oils, stores and consumables remaining onboard will be taken over by the COMPANY at the price paid for them by the OWNER, and this amount will be added to the Purchase Option Price. The radio installation and navigational equipment shall be included in the sale without extra payment, if same is the property of the OWNER.

43.4	The documents to be delivered by the OWNER in exchange for the payment of the amounts under this Clause 43.24 are as follows:

43.4.1	a legal bill of sale of the FPSO in three originals (or such other number as the COMPANY shall reasonably require), free from all encumbrances and maritime liens or any other debts whatsoever, duly attested by a licensed notary and legalized by the consul of such reasonable jurisdiction as shall be nominated by the COMPANY;

43.4.2	a transcript of registry issued by the authorities of the FPSO’s flag state certifying that the FPSO is owned by the OWNER free from registered encumbrances (other than encumbrances to be satisfied out of the amounts under Clause 43.2);

43.4.3	all classification certificates as well as all plans, etc. which are onboard the FPSO and other technical documentation which may be in the OWNER’S possession shall, promptly upon the COMPANY’s instructions, be forwarded to the COMPANY provided always that:

(a)	the OWNER may keep the log books, but the COMPANY will have the right to take copies of same; and

(b)	the OWNER may retain any confidential information belonging to it or an Affiliate provided that any confidential information necessary for the full use and operation by COMPANY of the FPSO shall be disclosed by OWNER or its Affiliates on a confidential basis;

43.4.4	if so requested by the COMPANY, an undertaking to provide a certificate of deletion of the FPSO free of registered encumbrances from its registration in its flag state within 30 days of completion of the sale;

43.4.5	a protocol of delivery and acceptance confirming the date and time of delivery of the FPSO;

43.4.6	an invoice in respect of the amounts payable under Clause 43.2.

43.5	Upon payment of the amounts under Clause 43.2 by the COMPANY to the OWNER, OWNER’s rights, title and interest in the FPSO shall pass to the COMPANY. The amounts under Clause 43.2 shall be paid without set-off or deduction.

43.6	The obligation of the OWNER to sell and transfer the FPSO under this Clause is subject to the payment of all amounts then due and payable by COMPANY to OWNER under this CHARTERPARTY and all amounts due and payable by COMPANY to CONTRACTOR under the O&M CONTRACT.

43.7	The COMPANY will obtain all licenses, permits and approvals which may be required in Nigeria and will be responsible for all taxes and duties of whatever nature chargeable in Nigeria (including any such taxes and duties chargeable on any of the OWNER GROUP) in connection with or arising out of this purchase option, the sale and purchase of the FPSO and any fuel, supplies, equipment and parts taken over with the FPSO, but expressly excluding any taxes on OWNER or any other member of the OWNER GROUP relating to income attributable to such sale. The COMPANY will keep the OWNER GROUP indemnified in respect of all such taxes and duties

43.8	This CHARTERPARTY shall terminate upon the completion of this Purchase Option and the transfer of the FPSO and its title to the COMPANY. In that case, the DAILY COMPENSATION FEE will cease to be payable and OWNER will have no obligation to demobilize the FPSO under Clause 18.

43.9	The COMPANY shall not be obliged to purchase the FPSO if at any time during the three (3) month notice period, the FPSO becomes a total loss pursuant to Clause 16.

43.10	COMPANY shall have the option to retain CONTRACTOR to perform the operating and maintenance services under the O&M CONTRACT with compensation terms to be agreed.

44	ANTI-CORRUPTION

44.1	At all times from and after the date of execution of the CHARTERPARTY, the PARTIES shall, and shall procure that their AFFILIATES shall comply with all APPLICABLE ANTI-CORRUPTION LAWS, including any future anti-corruption or anti-bribery laws, regulations or requirements of any jurisdiction, that are or may become applicable to the PARTIES or their AFFILIATES during the term of the CHARTERPARTY.

44.2	Specifically, each PARTY confirms, to the extent of its knowledge, that in connection with this CHARTERPARTY, neither it, nor any of its AFFILIATES and its contractors and subcontractors, and its and their respective directors, officers, employees, agents and representatives or other persons working for or on behalf of any of the foregoing with respect to this CHARTERPARTY, has made, offered, authorized or promised to make, any payment, gift, promise or other advantage (including any fee, gift, sample, travel expenses, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind), directly or indirectly, to any PROHIBITED PERSON (a) for the purpose of obtaining or retaining business or favourable government action, influencing any official act or decision of a PROHIBITED PERSON or inducing such PROHIBITED PERSON to use his or her influence over any governmental act or decision or otherwise secure any improper advantage for any party or (b) that would otherwise violate any APPLICABLE ANTI-CORRUPTION LAW.

44.3	Each PARTY further agrees and undertakes, respectively, that in connection with this CHARTERPARTY, neither it, nor any of its AFFILIATES and its contractors and subcontractors, and its and their respective directors, officers, employees, and agents, will make, offer, authorize or promise to make, any payment, gift, promise or other advantage (including any fee, gift, sample, travel expense, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind), directly or indirectly, to any PROHIBITED PERSON (a) for the purpose of obtaining or retaining business or favourable government action, influencing any official act or decision, of a PROHIBITED PERSON or inducing such PROHIBITED PERSON to use his or her influence over any governmental act or decision or otherwise secure any improper advantage for any party or (b) that would otherwise violate any APPLICABLE ANTI-CORRUPTION LAW.

44.4	As a matter of corporate policy, each PARTY expressly prohibits payment of bribes and also payment of any so-called “facilitation” or “grease” payments in connection with its business operations by any contractor, agent or subcontractor engaged to provide goods or services to such PARTY or its AFFILIATES.

44.5	Notwithstanding the foregoing undertakings, each PARTY agrees to notify the other promptly upon discovery of any instances where it has formed a reasonable belief that it, any of its AFFILIATES or its contractors or subcontractors, or its or their respective owners, directors, officers, employees, agents or representatives failed to comply with any provisions of this Clause 44.

44.6	Each PARTY agree and undertake that in connection with this CHARTERPARTY and in connection with any other business transactions involving the other in the Federal Republic of Nigeria, each PARTY, and each of their respective AFFILIATES, contractors and subcontractors:

44.6.1	will apply effective disclosure controls and procedures;

44.6.2	will maintain throughout the term of the CHARTERPARTY and, except as otherwise provided herein, for at least three (3) years following the expiration or termination of this CHARTERPARTY, books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions undertaken and the disposition of assets; and

44.6.3	will maintain an internal accounting control system that is sufficient to ensure the proper authorization, recording and reporting of all transactions and to provide reasonable assurances that violations of the anticorruption laws of the applicable jurisdictions will be prevented, detected and deterred.

44.7	The OWNER agrees and acknowledges that the COMPANY, itself or through its duly appointed representatives, shall have the right during normal business hours and upon reasonable notice to inspect and audit any and all books and records of the OWNER relating to the OWNER’s compliance with its obligations under this Clause 44, and to make copies, at its expense, of any such books and records.

44.8	Each PARTY agrees to cooperate with the other as the other may request in making its books, records and personnel available in connection with any investigation conducted by governmental authorities of matters that may implicate transactions or activities carried out by the PARTIES in connection with this CHARTERPARTY. Each PARTY will also provide the other PARTY with such further assurances or certificates that such party may reasonably request from time to time during the term of the CHARTERPARTY relating to matters covered by this Clause 44, and each PARTY shall, upon request, certify to the other PARTY in writing its compliance with this Clause 44 on an annual basis.

44.9	All payments by the COMPANY to the OWNER shall be made in accordance with the terms of payment specified in this CHARTERPARTY. In the absence of any such specific payment instructions elsewhere in this CHARTERPARTY, payments by the COMPANY to the OWNER shall only be made by cheque or wire transfer to a bank account of the OWNER as mutually agreed by the PARTIES in the country in which the OWNER is incorporated or where it has its head office, or to its office in the Federal Republic of Nigeria, details of which shall be given by the OWNER to the COMPANY in writing. Such notification shall be deemed to constitute a representation that the bank account so notified is owned solely by the OWNER and that no person other than the OWNER has any ownership of or interest in such account.

44.10	Each PARTY represents represent and covenants that (a) no PROHIBITED PERSON will have, during the term of the CHARTERPARTY, a direct or indirect interest in it or in this CHARTERPARTY, or in the proceeds thereof, and (b) it shall notify the other PARTY promptly and in writing of any change in the foregoing.

44.11	Each PARTY further agrees and undertakes that with respect to any contractors and subcontractors they may engage in connection with this CHARTERPARTY or any other business transactions in the Federal Republic of Nigeria involving the PARTIES that it will conduct appropriate due diligence prior to appointing or engaging such contractors or subcontractors to ensure that they are duly qualified to perform the tasks for which they have been engaged and that they are of good reputation.

45	SURVIVAL

Notwithstanding any other provision of the CHARTERPARTY the following conditions shall survive expiration or termination of the CHARTERPARTY (together with any accrued payment obligations of the PARTIES and obligations relating to the redelivery of the FPSO):

PATENT INDEMNIFICATION

INSURANCE AND INDEMNITY

PARENT COMPANY GUARANTEES

ARBITRATION

APPLICABLE LAW

CONFIDENTIALITY

NOTICE

ANTI-CORRUPTION

SURVIVAL

OVERALL LIABILITY

with respect to any termination pursuant to an OWNER default, PURCHASE OPTION any and other provision which by its nature should continue to apply after termination.

46	QUALITY ASSURANCE

46.1	Quality Requirements

The CHARTERPARTY shall be carried out under “Quality Assurance” conditions and in accordance with COMPANY’s “Quality and Execution Requirements”. The Quality Assurance Documentation (i.e. Quality Plan, Management and Operating Procedures etc.) shall be submitted to COMPANY for approval.

47	ENVIRONMENTAL COMPLIANCE

47.1	Compliance with Environmental Laws

OWNER shall give all notices and otherwise fully comply with all laws, statutes, regulations, ordinances, rules, standards, orders or determinations of any governmental authority (including related determinations, interpretations, orders or opinions by any judicial or administrative authority) which has jurisdiction over OWNER, the CHARTERPARTY or the AREA OF OPERATIONS pertaining to protection or conservation of the air, land, water, human health, industrial hygiene or other aspects of the environment which are directly applicable to FPSO and supply vessel operations.

47.2	Hazardous Materials

OWNER represents and warrants to COMPANY that in the performance of its obligations under the CHARTERPARTY, the operations will not contain or otherwise have incorporated into them any chemical, material or other substance defined as or included in the definition of “hazardous substance”, “hazardous material”, “hazardous chemical”, “hazardous chemical substance”, “hazardous waste”, or “toxic substance” or words of similar meaning and regulatory effect, as such terms are defined under any environmental laws, any broader definition of such terms that is used by a state or locality that has jurisdiction over the CHARTERPARTY, or the AREA OF OPERATIONS or any interpretation by administrative or judicial authorities, or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health and safety, unless such chemical, material or substance is necessary for the OWNER’s performance of the CHARTERPARTY and its use is agreed between the PARTIES. Such definitions, representations and warranties shall exclude however hydrocarbons, discharged water, and production related chemicals.

48	OVERALL LIABILITY

Other than in respect of OWNER’s obligations under Clauses 15.2, 19.1, and 31.1, and Article 24, OWNER’s total cumulative liability to COMPANY arising from or in connection with, the performance (or non-performance) under this CHARTERPARTY and combined with the that of CONTRACTOR under the O&M CONTRACT shall be limited to fifty million United States Dollars (US$50,000,000).

49	PUBLICITY

Except to the extent required by law or nationally recognized stock exchange (in which case no such advance consent shall be required), each PARTY shall not, and shall procure that each member of its GROUP shall not, publish or permit to be published either alone or in conjunction with any other person any information or any other material of any kind relating to this CHARTERPARTY, without prior reference to and approval from the other PARTY. Such consent shall only apply to each specific application and relate only to that application. The accuracy of any information published by a PARTY or any member of that PARTY’s Group, which was not supplied directly by the other PARTY, shall be the absolute responsibility of PARTY publishing such information.

BAREBOAT CHARTERPARTY

CONTRACT

SECTION III

BAREBOAT CHARTERPARTY FOR FPSO

ARMADA PERDANA IN THE OYO

FIELD DEVELOPMENT

CHARTERPARTY PRICES AND SCHEDULES FOR

VARIATIONS

CONTRACT No. OCEANIC/FPSO/14/001/1

1.	LUMP SUMS AND DAY RATES

1.1	MILESTONE PAYMENTS

COMPANY shall pay OWNER the following COMPENSATION in accordance with Section II, Clause 25.2.

a)	US$ 10,000,000 (ten million), of which US$ 5,000,000 (five million) shall be payable on or before the date that is 10 (ten) BUSINESS DAYS from the EXECUTION DATE, and the remaining US$ 5,000,000 (five million) shall be payable on or before the date that is 90 (ninety) days from the date of the first US$ 5,000,000 (five million) payment.

b)	US$ 10,000,000 (ten million) on DATE OF ACCEPTANCE.

1.2	DAY RATES

COMPANY shall pay OWNER the following COMPENSATION in accordance with Section II Clause 25.1:

a)	STANDBY FEE during the STANDBY PERIOD of US$60,000 per day

b)	Following the STANDBY PERIOD, a DAILY COMPENSATION FEE during the remainder of the INITIAL PERIOD of US$ 132,500 per day

Should COMPANY elect to purchase the FPSO according to the provisions of Clause 6 hereunder, the DAILY COMPENSATION FEE shall be no longer payable.

1.3	DEMOBILIZATION AND REDELIVERY FEE

COMPANY shall pay OWNER the DEMOBILIZATION AND REDELIVERY FEE in accordance with Section II, Clause 25.3. Documentary evidence of the costs supporting such fee shall be submitted to COMPANY 90 (ninety) days before commencement of operations for approval.

2.	NOT USED

3.	VARIATION ORDERS

Should COMPANY request a change in Section IV - Scope of Work which affects the capital cost but excluding consumable items, PARTIES shall agree on one of the following methods:

a)	Lump Sum and milestones payment to be mutually agreed by PARTIES; or

b)	Documented cost as per Clause 2.3 of Section III of the O&M CONTRACT.

4.	FPSO VALUE

4.1.	Value of the FPSO with profit US$240,000,000

5.	EARLY TERMINATION COMPENSATION

With reference to Section II, Clause 9.2.5 the early termination compensation shall be as per the amounts shown in the following paragraphs. The amounts shall be linearly prorated if this CHARTERPARTY is terminated at periods other than the anniversary dates shown in the paragraphs:

5.1. On EFFECTIVE DATE 78% of the value of the FPSO with profit

5.2. Beginning of 2nd year 64% of the value of the FPSO with profit

5.3. Beginning of 3rd year 51% of the value of the FPSO with profit

5.4. Beginning of 4th year 37% of the value of the FPSO with profit

5.5. Beginning of 5th year 28% of the value of the FPSO with profit

6.	FPSO PURCHASE VALUE

COMPANY shall have the right to purchase the FPSO as provided in Section II Clause 43. The FPSO purchase price shall be agreed by the PARTIES, with the value determined and negotiated in good faith between COMPANY and OWNER on a ‘willing buyer, willing seller’ basis.

7.	TERMINATION FOR FORCE MAJEURE

With reference to Section II, Clause 34.5, the termination for FORCE MAJEURE compensation shall be as per the amounts shown in the following paragraphs. The amounts shall be linearly prorated if the CHARTERPARTY is terminated at periods other than the anniversary dates shown in the paragraphs:

7.1. On EFFECTIVE DATE 78% of the value of the FPSO with profit

7.2. Beginning of 2nd year 64% of the value of the FPSO with profit

7.3. Beginning of 3rd year 51% of the value of the FPSO with profit

7.4. Beginning of 4th year 37% of the value of the FPSO with profit

7.5. Beginning of 5th year 28% of the value of the FPSO with profit

SECTION III

APPENDIX “1”

NOT USED

SECTION III

APPENDIX “2”

OWNER’s and COMPANY’s “GUARANTEEs”

PARENT COMPANY GUARANTEE

This Parent Company Guarantee and Indemnity (the “Guarantee”) is entered into on this             day of             by Bumi Armada Berhad, a Company organised and existing under the laws of Malaysia with registered office at Level 21, Menara Perak, 24 Jalan Perak, 50450 Kuala Lumpur, Malaysia (the “Guarantor”), in favour of Oceanic Consultants Nigeria Limited (the “COMPANY”).

For and in consideration of good and valuable consideration receipt of which is hereby acknowledged by the Guarantor:

1	The Guarantor hereby irrevocably and unconditionally guarantees the prompt performance and execution of all obligations and liabilities (including, without limitation, interest to date of payment under the Contract) of its subsidiary, Armada Oyo Ltd. (the “OWNER”), under or in connection with the Bareboat Charterparty for FPSO ARMADA PERDANA IN THE OYO FIELD DEVELOPMENT entered into between COMPANY and OWNER and effective as of 1 January 2014 in the context of the development of the Oyo Field in OML-120, Nigeria (the “Contract”) and guarantees the due performance of the OWNER’s obligations, and the punctual payment of all amounts due and payable by OWNER, under or in connection with the Contract.

If the OWNER fails to discharge any such obligation in accordance with the terms of the Contract the Guarantor will forthwith discharge the same (as if it were the principal obligor) and will pay COMPANY any and all documented damages COMPANY may incur and be entitled to under the Contract by reason of any such failure of the OWNER.

2	The Guarantor irrevocably and unconditionally agrees with the COMPANY that if, for any reason, any amount claimed by the COMPANY under clause 1 is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the COMPANY against any cost, loss or liability it incurs as a result of the OWNER not performing its obligation and paying any amount expressed to be payable by it under the Contract on the date when it is expressed to be due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under clause 1 if the amount claimed had been recoverable on the basis of a guarantee.

3	The liability of the Guarantor will not be discharged or impaired by any:

(a)	variation to or replacement of the Contract, or any change in the obligations undertaken by the OWNER

(b)	any time, waiver, consent, forbearance or indulgence by COMPANY as to any matter, including as to performance, payment, or any other matter whatsoever

(c)	disability, incapacity, insolvency, change in the status or constitution, judicial reorganisation, winding up or dissolution of the OWNER or the Guarantor or the COMPANY

(d)	change in relationship between the Guarantor and the OWNER, or

(e)	any assignment or transfer of the Contract or any interest in it by OWNER or by COMPANY (this Guarantee being for the benefit of COMPANY and its permitted assignees of the Contract)

or any other matter which would otherwise release a guarantor.

4	The Guarantor waives and releases all rights of subrogation and/or set-off which it may have against the OWNER and/or any rights to claim or prove as a creditor of the OWNER in competition with the COMPANY to any rights of COMPANY against the OWNER or any third party.

5	All payments by the Guarantor are to be made in US Dollars, without set-off or counterclaim, free and clear of any restriction, condition, deduction or withholding. If the Guarantor is required by any law to make a deduction or withholding from any payment (including tax) the amount due from the Guarantor will be increased as necessary to ensure that, after such deduction or withholding, COMPANY actually receives and retains an amount equal to the amount it would have received if no deduction or withholding had been required; for the avoidance of doubt, and notwithstanding the foregoing, Guarantor shall not be required to increase amounts as a result of deduction or withholding if, and to the extent that, under the terms and conditions of the Contract, the COMPANY was allowed to withhold or deduct without being required to increase the amount due.

6	The Guarantor represents and warrants that it is a corporation duly organised and validly existing under the laws of Malaysia, it is solvent and able to pay its debts as they fall due, it has full power and authority to enter into this Guarantee, it has taken all necessary corporate and other action to authorise it to do so, and this Guarantee is legal, valid, binding and enforceable against it.

The Guarantor agrees to furnish to the COMPANY such evidence of the due authorisation and execution of this Guarantee as the COMPANY may reasonably request.

7	The Guarantor represents and warrants that it directly owns 100% of the shares in OWNER and agrees not to transfer any of its shareholdings in OWNER without COMPANY’s prior consent which consent shall not be unreasonably withheld by COMPANY.

8	No failure to exercise, or delay in exercising, a right of COMPANY under this Guarantee or the Contract will operate as a waiver of that right, nor will a single or partial exercise of a right preclude a further exercise of that right or the exercise of another right. No payment by the Guarantor will discharge the obligation of the Guarantor unless and until the COMPANY has received payment in full in the currency in which the obligation is denominated.

9	The amount to be paid by the Guarantor under this Guarantee shall include all documented costs and expenses (including legal fees) reasonably incurred by COMPANY in connection with the enforcement of this Guarantee or of the underlying obligation against the OWNER.

10	The Guarantor agrees that it shall not be necessary, as a condition to enforce this Guarantee, that suit be first instituted against the OWNER or that any right or remedies against the OWNER or any other party be first exhausted. Rather, it is understood and agreed that the liability of the Guarantor hereunder shall be primary, direct and in all respects unconditional.

11	This Guarantee extends to all obligations of OWNER expressed in the Contract, whether such obligations are undertaken by OWNER as a principal or as an agent for any other party to the relevant Production Sharing Contract covering Oil Mining Lease 120 Deep Offshore Nigeria.

12	This Guarantee shall terminate when the OWNER has no further liability (actual or contingent) to the COMPANY under the Contract.

13	All notices to be given by the COMPANY under this Guarantee to the Guarantor shall be made in writing and either delivered personally or sent by registered mail or certified mail or transmitted by facsimile to the following address/facsimile number:

Bumi Armada Berhad

Attention: CEO/ Executive Director

Level 21, Menara Perak

24 Jalan Perak, 50450 Kuala Lumpur

Malaysia

Fax: +6.03.2163.3600

Such notices shall be effective when delivered if delivered personally or when received if sent by registered or certified mail, or if sent by facsimile when the COMPANY receives confirmation of transmission.

This Guarantee shall be construed under English law. The Guarantor submits irrevocably to the exclusive jurisdiction of the English courts (provided that judgement may be enforced by the courts of any jurisdiction).

This Guarantee has been executed as a deed and it has been delivered on the date stated above.

[Signature Page Follows]

IN WITNESS THEREOF, executed as a Deed for and on behalf of:

Bumi Armada Berhad

Printed Name: Title: Witness: Printed Name:

GUARANTEE

This Guarantee and Indemnity (the “Guarantee”) is entered into on the             day of             2014 by CAMAC Energy, Inc, a Company organised and existing under the laws of Delaware with offices at 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056 (the “Guarantor”), in favour of Armada Oyo Ltd (the “OWNER”).

For and in consideration of good and valuable consideration the receipt of which is hereby acknowledged by the Guarantor:

1	The Guarantor hereby irrevocably and unconditionally guarantees the prompt performance and execution of all obligations and liabilities (including, without limitation, interest to date of payment under the Contract) of its subsidiary, Oceanic Consultants Nigeria Limited (the “COMPANY”), under or in connection with the BAREBOAT CHARTERPARTY FOR FPSO ARMADA PERDANA IN THE OYO FIELD DEVELOPMENT entered into between COMPANY and OWNER and effective as of 1 January 2014 in the context of the development of the Oyo Field in OML-120, Nigeria (the “Contract”) and guarantees the punctual payment of all amounts due and payable by COMPANY under or in connection with the Contract.

If the COMPANY fails to discharge any such obligation in accordance with the terms of the Contract the Guarantor will forthwith discharge the same (as if it were the principal obligor) and will pay OWNER any and all documented damages OWNER may incur and be entitled to under the Contract by reason of any such failure of the COMPANY.

2	The Guarantor irrevocably and unconditionally agrees with the OWNER that if, for any reason, any amount claimed by the OWNER under Clause 1 is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the OWNER against any cost, loss or liability it incurs as a result of the Company not paying any amount expressed to be payable by it under the Contract on the date when it is expressed to be due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 1 if the amount claimed had been recoverable on the basis of a guarantee.

3	The liability of the Guarantor will not be discharged or impaired by any:

(a) variation to or replacement of the Contract, or any change in the obligations undertaken by the COMPANY

(b) any time, waiver, consent, forbearance or indulgence by OWNER as to any matter, including as to performance, payment, or any other matter whatsoever

(c) disability, incapacity, insolvency, change in the status or constitution, judicial reorganisation, winding up or dissolution of the COMPANY or the Guarantor or the OWNER

(d) change in relationship between the Guarantor and the COMPANY, or

(e) any assignment or transfer of the Contract or any interest in it by COMPANY or by OWNER (this Guarantee being for the benefit of OWNER and its permitted assignees of the Contract)

or any other matter which would otherwise release a guarantor.

4	The Guarantor waives and releases all rights of subrogation and/or set-off which it may have against the COMPANY and/or any rights to claim or prove as a creditor of the COMPANY in competition with the OWNER to any rights of OWNER against the COMPANY or any third party.

5	All payments by the Guarantor are to be made in US Dollars, without set-off or counterclaim, free and clear of any restriction, condition, deduction or withholding. If the Guarantor is required by any law to make a deduction or withholding from any payment (including tax) the amount due from the Guarantor will be increased as necessary to ensure that, after such deduction or withholding, OWNER actually receives and retains an amount equal to the amount it would have received if no deduction or withholding had been required; for the avoidance of doubt, and notwithstanding the foregoing, Guarantor shall not be required to increase amounts as a result of deduction or withholding if, and to the extent that, under the terms and conditions of the Contract, the COMPANY was allowed to withhold or deduct without being required to increase the amount due.

6	The Guarantor represents and warrants that it is a corporation duly organised and validly existing under the laws of Delaware, it is solvent and able to pay its debts as they fall due, it has full power and authority to enter into this Guarantee, it has taken all necessary corporate and other action to authorise it to do so, and this Guarantee is legal, valid, binding and enforceable against it.

The Guarantor agrees to furnish to the OWNER such evidence of the due authorisation and execution of this Guarantee as the OWNER may reasonably request.

7	No failure to exercise, or delay in exercising, a right of OWNER under this Guarantee or the Contract will operate as a waiver of that right, nor will a single or partial exercise of a right preclude a further exercise of that right or the exercise of another right. No payment by the Guarantor will discharge the obligation of the Guarantor unless and until the OWNER has received payment in full in the currency in which the obligation is denominated.

8	The amount to be paid by the Guarantor under this Guarantee shall include all documented costs and expenses (including legal fees) reasonably incurred by OWNER in connection with the enforcement of this Guarantee or of the underlying obligation against the COMPANY.

9	The Guarantor agrees that it shall not be necessary, as a condition to enforce this Guarantee, that suit be first instituted against the COMPANY or that any right or remedies against the COMPANY or any other party be first exhausted. Rather, it is understood and agreed that the liability of the Guarantor hereunder shall be primary, direct and in all respects unconditional.

10	This Guarantee extends to all obligations of COMPANY expressed in the Contract, whether such obligations are undertaken by COMPANY as a principal or as an agent for any other party to the relevant Production Sharing Contract covering Oil Mining Lease 120 Deep Offshore Nigeria.

11	This Guarantee shall terminate when the COMPANY has no further liability (actual or contingent) to the OWNER under the Contract.

12	All notices to be given by the OWNER under this Guarantee to the Guarantor shall be made in writing and either delivered personally or sent by registered mail or certified mail or transmitted by facsimile to the following address/facsimile number:

CAMAC Energy, Inc.

1330 Post Oak Boulevard

Suite 2250

Houston, TX 77056

Fax: +1 713 965 5128

Such notices shall be effective when delivered if delivered personally or when received if sent by registered or certified mail, or if sent by facsimile when the OWNER receives confirmation of transmission.

This Guarantee shall be construed under English law. The Guarantor submits irrevocably to the exclusive jurisdiction of the English courts (provided that judgement may be enforced by the courts of any jurisdiction).

This Guarantee has been executed as a deed and it has been delivered on the date stated above.

[Signature Page Follows]

IN WITNESS THEREOF, executed as a Deed for and on behalf of:

CAMAC Energy, Inc.

Printed Name: Title: Witness: Printed Name:

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	49 of 85

OML 120/121

OYO EXPANSION

SCOPE OF WORK

FPSO SUPPLY AND FIELD OPERATION

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
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RECORD OF AMENDMENT It is certified that the amendments listed below have been incorporated in this copy of the publication.
AMENDED SECTION	PARAGRAPH NO.	DESCRIPTION OF CHANGES

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
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TABLE OF CONTENTS

1.0	INTRODUCTION		52

➢	1.1	General	52

➢	1.2	Oyo Field Expansion Description	52

➢	1.3	Outline of Scope of Work	53

2.0	OPERATIONS		54

➢	2.1	General	54

➢	2.2	Operations Organisation	54

➢	2.3	CONTRACTOR’s Obligations	55

➢	2.4	COMPANY’S Obligations	57

➢	2.5	Maintenance	57

➢	2.6	Classification Surveys	58

➢	2.7	Personnel	59

➢	2.8	COMPANY’s Accommodation and Facilities on Board the FPSO	59

¡	2.8.1	Accommodation Facilities	60
¡	2.8.2	Meals	60
¡	2.8.3	Laundry	60
¡	2.8.4	Office Facilities	60
¡	2.8.5	Communications	61

3.0	QUALITY ASSURANCE		62

4.0	INTERFACES AND RESPONSIBILITIES		63

➢	4.1	General	63

➢	4.2	Matrix of Interfaces	63

➢	4.3	Responsibility Tables	74

5.0	HEALTH, SAFETY AND ENVIRONMENT (HSE)		79

APPENDIX 1 – FPSO Action Tracking Register			79

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
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1.0	INTRODUCTION

1.1	General

In this SECTION the words and expressions established as definitions in SECTION II - CONDITIONS OF CONTRACT shall have the same meanings as assigned to them in such section, except when the context otherwise requires.

The PROJECT Title shall be:

OML 120

OYO FIELD EXPANSION

FPSO SUPPLY & FIELD OPERATION

This title shall appear on all drawings, documents and correspondence appertaining to the CONTRACT.

1.2	Oyo Field Expansion Description

The information provided in this subsection is based on the best available knowledge of the COMPANY at this time. It is provided for information purposes only.

The initial phase of Oyo Expansion will include the drilling and completion of two new producing wells and either a water injection well or a third producing well, depending on reservoir requirements and drilling results. To bring online the first two new producing wells (Oyo-7 and Oyo-8) as quickly as possible it is planned to shut-in and abandon the currently producing wells (Oyo-5 and Oyo-6). The subsea systems (trees, flowlines, umbilicals, etc.) from the two abandoned wells will be relocated and connected to the two new wells. No change is expected on the FPSO other than an increase in production; the existing risers and umbilicals will remain in place.

The third well to be drilled will be either another producing well or a water injection well. In either case it will be necessary to install a new riser and flowline and make any other modifications necessary to connect this new well to the FPSO systems.

During the second phase of Oyo Expansion it is envisaged to drill up to three additional producing wells.

For all phases, all excess produced gas will continue to be reinjected into Oyo-4.

Similar to the current producing wells, all future pipeline and riser systems will be designed for 5ksi (345bar) internal pressure rating. Each producing well will be equipped with a 10kpsi horizontal tree. Choking of the well streams will occur aboard the FPSO. Each well will be connected to its pipeline system with a vertical or horizontal connector.

As the Oyo Field Expansion may include one or more water injection wells to maintain reservoir pressure it is necessary to commission the existing water injection system onboard the FPSO.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
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All future subsea wells will be controlled via an electro-hydraulic control system connected to the wells. The main umbilical will be connected to the FPSO porch will be through an “I” tube and will be free-hanging to a Lazy “S” at the seabed.

During the term of the CONTRACT, COMPANY may want to consider various enhanced oil recovery upgrades for the FPSO, including condensate stripping and stabilization.

1.3	Outline of Scope of Work

The CONTRACTOR shall carry out all activities required to operate and maintain the FPSO in accordance with Section VI “Basis of Design”, to be chartered by the COMPANY for the period and under the clauses specified in the CONDITIONS of CONTRACT. The work, as described in this Section (the “WORK”), shall include, but not be limited to, the following:

—	CONTRACTOR shall complete all maintenance and repair items identified as necessary to bring the FPSO back in to compliance with Section IV “Basis of Design, as listed in Appendix 1 to this Scope of Work.

—	The management and operation of the FPSO within the timeframe indicated in CONTRACT.

—	Development of Nigerian Content

—	The provision all necessary services and assistance to COMPANY as necessary to implement the field expansion plans outlined in subsection 1.2 above. Such services and assistance may include but is not limited to the items below, and subject to CONDITIONS OF CONTRACT, Article 28 - Variations in the CHARTERPARTY or Article 29 - Variations of the O&M Contract, as applicable:

—	Interfacing with COMPANY’s other contractors, including Flexible Contractor, Subsea Contractor, Drilling Contractor, and Installation Contractor, as better defined in subsection 4.0 below.

—	Provision of winches, operating personnel, and other temporary equipment as necessary to pull in new risers.

—	Engineering, procurement, fabrication, installation, and testing of new riser spool pieces, manifold extensions, valves, and associated appurtenances to connect new risers to the FPSO system(s).

—	Preparation of engineering studies if requested by company to evaluate enhanced oil recovery schemes.

—	Support for commissioning and decommissioning of flowlines.

—	Support for clean-up of new production wells.

—	Provision of logistic support (e.g. personnel, systems, facilities, marshalling sites, shore base support, security, transportation, telecommunications, lodging and catering) for CONTRACTOR personnel, including subcontractors and vendors.

—	Preservation, retention, and updating, where applicable, of all documents, drawings, dossiers, procedures, and manuals originally produced during the design and conversion process under the NAE CHARTERPARTY.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
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2.0	OPERATIONS

2.1	General

The CONTRACTOR shall provide a dedicated Operation Organization for the proper and continuous supervision and control of the Operations at Oyo field.

The CONTRACTOR warrants that it has the necessary management, support and overall experience necessary to provide effective management of both the onshore and offshore parts of the Operations at field and that sufficient corporate resources shall be made available in the numbers of management personnel having the levels of corporate authority necessary to exercise such management, co-ordination and direction over its work force, suppliers, sub-contractors and the constituent members of any consortium or joint venture in order to achieve the CONTRACT requirements of quality and program.

2.2	Operations Organisation

A structured organization shall be established by CONTRACTOR to manage the overall operation of the FPSO at Oyo field. The operations will be directed from the CONTRACTOR Central Office and managed on a day to day basis by the FPSO Management Team reporting to the onshore base Management in Nigeria.

The activities to be carried out by the Central Office shall include, but not be limited to:

—	Overall management and administration of the Contract with the COMPANY.

—	Overall direction of onshore base and FPSO.

—	Liaison with and reporting to the COMPANY where necessary; normal contact with the COMPANY will be kept by onshore base.

—	Establishment of the formal SMS system.

—	Establishment of budget, preparation of financial reporting and forecasting.

—	Procurement services for spare parts, stores and consumables.

—	Technical back-up to the offshore operations through the onshore Base.

The activities on charge the Onshore Base shall include, but not to be limited to:

—	Management of onshore and offshore facilities.

—	Management of office, storage and transit facilities.

—	Management of the supply of spare part, consumables and other materials for the FPSO.

—	Procurement of local materials and consumables.

—	Organisation and co-ordination of the transport of materials and personnel to/from the FPSO.

—	Periodic reporting of activities, performances and results to the Operation Manager in accordance with formal procedures.

—	Establishment of budgets and management of financial aspects for all onshore activities.

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The FPSO team shall have in charge the following task:

—	Management and operation of the FPSO, including offloading activities.

—	Offshore liaison with and reporting to the Client.

—	Implementation of Central Office prescribed policies, procedures and SMS.

—	Responsibility for offshore safety under the formal HSE.

—	Receipt, processing, storage and offloading crude oil.

—	Maintenance of the FPSO under a formal planned Maintenance System in accordance with Classification Society requirements.

—	Inspection and ordinary maintenance (minor consumables and personnel) of flowline and subsea system.

—	Accommodation of FPSO complement and supply of catering services.

—	Co-ordination and direction of stand-by and supply vessels.

—	Periodic reporting of all activities to the onshore Base.

2.3	CONTRACTOR’s Obligations

CONTRACTOR shall operate the FPSO for the duration of the O&M Contract in an efficient and competent manner, in order to meet all the operative requirements and to achieve the target performances as specified in documents of Section VI - “Design Basis”. It is responsible for all the field management activities including process plant, vessel utilities and offloading system.

CONTRACTOR shall deliver hereunder and manage and operate the FPSO in accordance with the terms of Section II - CONDITIONS of CONTRACT.

CONTRACTOR shall exercise due diligence to maintain the FPSO in an efficient and good operating condition for the entire life and any extensions, according to the maintenance Scope of Work described in the following paragraphs.

CONTRACTOR shall exercise due diligence to provide competent personnel and maintain the complement of officer(s) and crew and, when required, by a safe management of the system, additional competent and/or specialised personnel. In particular CONTRACTOR shall supply a well trained Mooring Master, who will have in charge the supervision of the offloading operations.

CONTRACTOR shall provide a crew member who can be trained by COMPANY to operate the Subsea Control System under COMPANY’s instructions, and personnel to manage chemicals required for topsides facilities and fuels and lubricants required for normal operations.

CONTRACTOR will furnish replacements for those items used from its inventory for day to day operation.

CONTRACTOR will furnish a laboratory equipment for crude analysis in accordance to the Nigeria requirements.

CONTRACTOR shall use reasonable skill and care in conducting the offloading of cargo from the FPSO to off-taking tankers in accordance with operating procedures as specified in the agreed Terminal Regulations (NEED REFENCE).

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CONTRACTOR shall provide all bunker oil, grease, lubricants, and fresh water required for operation and maintenance of the FPSO.

CONTRACTOR shall procure and provide all diesel fuel, chemicals, and fluids related to operation and maintenance of the FPSO. Costs for these items will be reimbursed by COMPANY in accordance with the O&M CONTRACT.

CONTRACTOR shall provide and maintain all necessary oil spill response equipment in accordance with the agreed and approved Oil Spill Response and Contingency Plan.

—	Oil Spill Response Manual: AMO-CBGF-ALL-HSE-MAN-0004

—	APK: Shipboard oil Pollution Emergency Plan (SOPEP): 21002-BAB-OP-0490

—	APD: Shipboard oil Pollution Emergency Plan (SOPEP): 21004-BAB-OP-0490

—	TGT: Shipboard oil Pollution Emergency Plan (SOPEP): 21006-BAB-OP-0490

—	Facility Oil Spill Response Plan: AMO-INDI-ARS-HSE-PLN-0006

CONTRACTOR shall be responsible to furnish to COMPANY at the scheduled date all documents and drawings it may have in its possession regarding the FPSO (in respect of the Nigerian law and regulations) necessary for COMPANY to obtain the authorisations and permits for the operations at the AREA OF OPERATIONS.

CONTRACTOR shall provide logistic support including:

—	an onshore base for personnel reception and good storage,

CONTRACTOR shall identify and agree with the COMPANY the limitations for the offloading operations. Terminal availability for berthing and loading will remain under full responsibility and control of the FPSO Mooring Master.

CONTRACTOR shall design, supply and enforce adequate systems and procedures, in addition to standard notices to ships and lights and fog horns, to ensure the highest safety level of the FPSO against risk of collisions with passing vessels. The procedures shall include, but not be limited to, reliable measures to detect at a distance the passing vessel, and react by alarms and communication, to warn off any vessel entering a specified distance range from the FPSO.

CONTRACTOR shall carry out all the actions to prevent wax and hydrate blockage during planned and unplanned well shut down, on COMPANY Representative request. This includes flowlines flushing with Oyo fluids, flowline flushing and cleaning using a batch of diesel and Oyo produced fluids, receiving and disposal of the waxy deposits. Provisions to be made to meet the requirements of Basis of Design.

CONTRACTOR shall perform all the laboratory tests on the incoming oil from wells, under Company request and witness, by supplying and operating all the laboratory equipment required to perform the above quality tests. It shall also perform at its charge all the quality tests on the product to be delivered to the shuttle tanker, to prove to COMPANY Representative that it is in compliance with the export specification.

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CONTRACTOR shall keep onboard the FPSO and maintain the agreed and approved O&M Manuals for the FPSO.

CONTRACTOR shall maintain a complete and correct set of records pertaining to all aspects of this Contract, including, but not limited to, meteorological information, vessel performances, offloading sequences and parameters, production performances, system failures and damages, maintenance activities. It shall also keep regularly updated the manuals and the drawing according to any modification introduced during the operating phases.

CONTRACTOR shall perform all the actions required for the system abandonment and removal of FPSO at the end of the service life, including dismission and recovery of risers and mooring system, under COMPANY’s Specification and in accordance with terms of the CHARTERPARTY and O&M CONTRACT.

2.4	COMPANY’S Obligations

COMPANY will prepare the subsea production system so as to permit the proper installation of the flowline system.

COMPANY will furnish any and all authorisations and permits required for the installation of the system, and for the FPSO to operate at the AREA OF OPERATIONS, except for authorisations and/or periodic testing relevant to the vessel.

COMPANY will provide crude oil from the wells.

COMPANY will provide helicopter for transfer of Company and Contractor’s crew members.

COMPANY will supply the shuttle tankers for periodic crude oil offloading. Planning of terminal operations will be performed on a three months basis and shall be agreed with CONTRACTOR, according to the expected production profile.

COMPANY will provide support vessel(s) and escort tug(s) required for CONTRACTOR performance under the O&M Contract.

COMPANY will coordinate the interface with the Nigerian governmental authorities for the offshore petroleum activities and any other relevant authorities with regard to permits, authorizations and consents for the FPSO.

COMPANY will reimburse at cost the bunker oil and/or diesel fuel required for offloading, well shut down and start up.

2.5	Maintenance

CONTRACTOR shall at all times maintain and preserve the FPSO in good condition, working order and repair, by performing all the required intervention and modifications in order to maintain the design level of safety, reliability and operativity of the system.

CONTRACTOR shall perform all the maintenance activities on the FPSO system in accordance to SECTION II - CONDITIONS of CONTRACT”. COMPANY will supply all means and equipment to perform maintenance activities on the subsea system. Company shall agree with CONTRACTOR the intervention procedures and shall ensure that the above work minimize the impact on the production process and the interference with the FPSO.

C	Issued for Internal Review	GBB			28 Jan 14
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CONTRACTOR shall maintain the FPSO including its associated processing equipment so as to entitle it to the classification and rating of appointed Classification Authority, submitting the FPSO to all required surveys. Annually, during each year of the CONTRACT, it shall furnish to COMPANY reproduced copies of all annual certificates required and issued by the Classification Authority dated within the previous 30 days, evidencing the maintenance of such classification.

CONTRACTOR shall agree with the appointed Classification Authority the maintenance schedule for classification purposes, so to minimize the impact on the production regularity.

CONTRACTOR shall keep regularly informed COMPANY of the maintenance activities performed on FPSO, by issuing a periodic report on maintenance activities. COMPANY shall verify the good performance of the maintenance activities specified in the report.

CONTRACTOR shall procure all the materials, items, consumables and support vessels/equipment required to carry out the inspection and maintenance activities.

CONTRACTOR shall maintain an inventory of spare and replacement parts and equipment, either on board the FPSO or at the onshore base, of sufficient type and quantity to ensure compliance with the uptime requirements specified in SECTION VI – Basis of Design.

CONTRACTOR undertakes that, apart from repairs following accidental damages or due to FORCE MAJEURE, under no circumstances the maintenance activities shall impose the disconnection of the tanker and the transfer to a dry dock.

CONTRACTOR shall perform all maintenance and repairs without causing the production train(s) aboard the FPSO to be shut-down, except for an annual credited period as “Maintenance Allowance”, established under SECTION II - CONDITIONS of CONTRACT”.

CONTRACTOR shall coordinate and liaise with COMPANY to minimise disruption to production in respect of such maintenance.

CONTRACTOR agrees to use all reasonable dispatch in order to complete necessary maintenance in the event the FPSO is required to be shut down from service and further agrees not to delay the FPSO’s return to service because the unused Maintenance Allowance exceeds the time required to perform such maintenance. The maintenance programme shall be optimised by ensuring the safety minimum requirements provided for in the specifications.

Any dry-docking, if required, shall be performed in accordance with the terms stated in SECTION II – CONDITIONS OF CONTRACT.

2.6	Classification Surveys

All parts of the system shall be submitted to initial and periodic survey, according to the requirements of the appointed Classification Authority. The surveys shall be performed in situ, with the minimum interference with the production regularity, under the supervision of the Classification Authority Surveyor and the witness of the Company Representative.

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CONTRACTOR shall carry out all the survey activities prescribed by the Classification Authority, including but not limited to:

—	survey during installation, start up and commissioning, to ascertain that the vessel comply with the stated requirements,

—	periodical surveys, including annual and five years surveys, consisting on the check, at different levels of detail, of all the critical items to ascertain their integrity and perfect functionality,

—	special survey, to be performed anywhere an anomaly or a damage occur, to prove that the integrity and safety of the installation is again ensured.

CONTRACTOR shall agree the surveys schedule, modes and extent with the Classification Authority; survey execution shall be noticed in advance to the Company for witness.

2.7	Personnel

CONTRACTOR represents and warrants that CONTRACTOR’s personnel shall be adequate to properly operate and maintain the FPSO and that all such personnel will be fully fit suitably skilled and experienced to properly perform the tasks assigned to them in a timely and efficient manner.

If the minimum operating crew requirements are not met COMPANY shall notify CONTRACTOR to remedy the default, in accordance with Section II - “CONDITIONS of CONTRACT”.

All CONTRACTOR’S key personnel, shall be fluent, able to speak, read and write competently the English language.

COMPANY shall have the right at any time to object to and to require CONTRACTOR in writing to remove forthwith at its own cost and expense any member of CONTRACTOR’S personnel who, in the opinion of COMPANY, is incompetent or negligent in the performance of his duties or guilty of misconduct or otherwise considered by COMPANY to be unsuitable. Any person so removed shall promptly be replaced by CONTRACTOR at its own cost and expense with a suitably skilled and competent substitute.

2.8	COMPANY’s Accommodation and Facilities on Board the FPSO

CONTRACTOR shall accommodate on board the vessel the permanent COMPANY’s complement plus a minimum of four visitors. Permanent complement shall be accommodated into single bed cabins, whereas single/double beds cabins shall be arranged for visitors.

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2.8.1	Accommodation Facilities

CONTRACTOR shall provide cabin accommodations for 8 (double bed) + 4 (single bed) COMPANY personnel during Hookup and Commissioning and 5 + 6 during operations. All accommodation areas shall be air conditioned and heated. COMPANY’s accommodation’s shall comprise the following:

—	COMPANY Representative: One (1) single bed cabin with integral day room, shower and toilet facilities. Cabin to be equipped with radio, colour television/DVD player with regular supply of movies and fridge.

—	DPR/Custom Representative: three (3) single bed to be equipped with radio, colour television/DVD player with regular supply of movies

—	Four (4) double bed cabins with integral shower/toilet.

Every cabin shall have all necessary bunks, mattresses, pillows, bed linen and towels and be equipped with a locker, wardrobe, desk and chair. The cabins shall be cleaned every day and the linen and towels changed as a minimum every other day.

CONTRACTOR shall also provide appropriately situated changing rooms with adequate lockable lockers for the storage of working clothes. Toilet and washing facilities shall be available inside the cabin or adjacent.

2.8.2	Meals

CONTRACTOR shall provide, prepare, cook and serve, up to four meals per day to COMPANY’s personnel, at designated and agreed meal times. All foodstuffs and consumables provided shall be of first class quality and freshness and shall be free from any contamination.

CONTRACTOR shall provide tea, coffee, soft drinks, cakes, biscuits etc., on a 24 hour basis.

2.8.3	Laundry

CONTRACTOR shall provide a laundry service for the COMPANY’s personnel within a 24 hour turn-around.

2.8.4	Office Facilities

CONTRACTOR shall provide offices for 8 COMPANY personnel during Hookup and Commissioning and offices for 5 during operations (1x1; 2x2 + 1 meeting room for 8) and be equipped with the appropriate desks, chairs, filing cabinets, internal telephone, etc.

The offices shall be fully equipped with good quality office furniture e.g.: desks, chairs, tables, filing cabinets etc., as required by COMPANY.

The offices shall be connected to the vessel’s internal telephone system and be able to communicate with the bridge and all remote work stations. The offices shall be equipped with one personal computer, IBM compatible with relevant peripherals including printer and software. The PC shall be capable of Internet connection.

CONTRACTOR shall make available one A1 size drawing board and the use of a photocopier capable of producing good quality A3 and A4 copies, together with a supply of consumables.

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2.8.5	Communications

CONTRACTOR shall provide access to Satellite and HF/MF/VHF Marine Radio Telephone, and Facsimile (A4 page size), VHF Marine Radio facilities and qualified operator on a 24 hour basis for use by COMPANY personnel. These facilities may be provided from the vessel’s standard radio equipment.

CONTRACTOR shall provide the following fully equipped and commissioned radio facilities in COMPANY’s office, on the FPSO:

—	Multi-channel VHF Marine Band Radio.

—	Secure satellite telephone and facsimile link through Vessel satellite system. System should be controlled by CONTRACTOR.

—	Four complete portable VHF Marine Band multi-channel radios, Motorola type or equivalent, provided with sufficient batteries and battery chargers to maintain four portable radios in constant use.

COMPANY shall be allowed 24 hour access to the on board facilities for the transmittal and receipt of telexes.

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3.0	QUALITY ASSURANCE

FSPO Operation Quality Management Plan: OMF-BGF-QMP-QA-PL-0001.

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4.0	INTERFACES AND RESPONSIBILITIES

4.1	General

The purpose of this subsection is to give the CONTRACTOR an overview of the envisaged interfaces of the WORK to allow the full consideration of all impacts direct and indirect, on the CONTRACTOR’S scope of work.

Interfaces shall, unless otherwise directed by the COMPANY, be similar to those specified for the original Oyo Field Development Project. The work of other contractors will be coordinated by the COMPANY to achieve an integrated design and minimize the effect of interfaces.

CONTRACTOR shall clearly identify all the interfaces between the WORK and the work of other contractors and shall co-operate with COMPANY, other contractors, government department and other related third parties to achieve continuity of all systems forming part of the Oyo Field.

The CONTRACTOR shall develop and put into operation a management interface procedure to co-ordinate those activities within its complete control and those activities which interface and/or impinge upon the WORK.

CONTRACTOR shall be responsible for all interfaces with other parties’ work and his responsibilities will include, but not be limited to, the following:

—	Give notice, provide attendance and execute any work in connection with the other parties.

—	Release all drawings and technical documentation which are critical for interfaces with other contractor’s work.

—	To the maximum extent possible, to give other contractors unhindered access and working space and organise and progress his own operations to suit and harmonise with the scope of their work.

—	To give information to COMPANY of any impacts that other contractor’s activities may have on CONTRACTOR’s Scope of Work, programmes etc.

—	To give information to COMPANY of any impacts that the work may have on requirements for government permits, authorisations and review and comments.

For reference only, a list of envisaged interfaces is reported below.

4.2	Matrix of Interfaces

The following matrix illustrates the responsibility limits of the CONTRACTORS for Oyo Expansion Project.

The matrix allocates the responsibilities of different CONTRACTORS only for those items that are identified as interface activities or components. The responsibilities assigned to each contractor in the area of its competence are identified in the relevant SCOPE OF WORK documents.

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The matrix contains the following information elements:

a)	Interface Item

Description of the system interface or activity.

b)	CONTRACTOR Responsibility

The responsibilities and deliverables for contractors and COMPANY are detailed for each Interface Item. It is emphasized that the listed responsibilities and deliverables are minimum requirements and that the generated deliverable must be presented to all of the interfacing contractors in a timely and efficient manner and properly documented.

The contractors are identified as follows:

DRILLING:	Drilling and completion of wells, installation of PGBs and trees, subsea tie-ins.

FPSO:	Provision and operation of Oyo FPSO FLEXIBLE:Design and manufacture of flexible system

SUBSEA:	EPC of, trees, umbilicals and subsea control system.

INSTALLATION:	Installation of FLEXIBLE and SUBSEA Scope

The following interface items have been identified:

Item	Category	Sub-category
1	GENERAL	Field Architecture, Flow assurance and Operation Strategy, Installation Hazid/Hazop, Operation Hazid/Hazop, Risk Assessment, Operating Philosophies and Procedures

2	RISER	Tieback to Oyo FPSO

3	UMBILICAL	Installation of Umbilicals and Flying Leads

4	FLOWLINE	Subsea Tie-ins

5	ROV	ROV Tooling

6	WORKOVER SYSTEM AND TREE INSTALLATION

7	DHPTT

8	SUBSEA CONTROL SYSTEM

9	COMMISSIONING

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
1) GENERAL 1.1) Field Architecture	Design MODU mooring patterns and mooring overall layout. Cooperate with and provide information to FLOWLINE, FPSO, SUBSEA, and INSTALLATION Contractors.

Cooperate with and provide information to DRILLING, FLOWLINE, INSTALLATION and SUBSEA contractors.

Determine minimum exclusion zones around FPSO and safe approach paths required for export tanker berthing, considering FPSO rotation.

Design FPSO mooring pattern and mooring overall layout.

Co-operate with and provide information to DRILLING, FPSO, FLOWLINE and SUBSEA Contractors.

Design flowline-riser and umbilical detailed routing.

Provide umbilicals routing data to SUBSEA for detailed length definition.

Determine the final lengths of the static sections only of the umbilicals (from TDP of the Main umbilical to the SDU and wells).

Design flexible configuration Cooperate with and provide information to DRILLING, FPSO, INSTALLATION and SUBSEA Contractors.

Design umbilical configuration (dynamic section)

Cooperate with and provide information to DRILLING, FPSO and FLOWLINE Contractors.

Determine the final configuration of the main umbilical riser.

Determine the final length of main umbilical dynamic section (from the FPSO riser porch hang-off point to the TDP)

Determine general field architecture. Provide geophysical and geotechnical data. Coordinate DRILLING, FPSO, FLOWLINE, SUBSEA, and INSTALLATION Contractors for design flowline and umbilical routings.

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
1) GENERAL 1.2) Flow Assurance and Operation Strategy

     Provide input to FLOWLINES for the flo assurance analysis (slug catcher, separator pressures, etc.)

     Incorporate into the topsides design and start-up procedures and operating manuals the requirements from:

-   flow assurance

-   wax management

-   hydrate management

-   operation strategy

-   chemical injection

				Incorporate into the design the requirements from: - flow assurance - wax management - hydrate management - operation strategy - chemical injection	Incorporate into the design the requirements from: - flow assurance - wax management - hydrate management - operation strategy - chemical injection

     Provide input to FLOWLINE for flow assurance analysis

     Review flow assurance analysis

     Define:

-   hydrate management

-   wax management

-   operation strategy

    (including pigging)

-   chemical injection

     Provide input to FLOWLINE for the flow-assurance analysis (slug catcher, separator pressures, etc.)

     Incorporate into the topsides design and start-up procedures and operating manuals the requirements from:

-   flow assurance

-   wax management

-   hydrate management

-   operation strategy

-   chemical injection

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
1) GENERAL 1.3) Installation HAZID/HAZOP	Perform HAZID / HAZOP activities for drilling/installation activities. Cooperate with FLOWLINE to HAZID/HAZOP activities. Incorporate the results of the installation HAZID / HAZOP.	Participate in HAZID HAZOP for FLOWLINE, SUBSEA, and mooring installation activities. Incorporate the results of the installation HAZID HAZOP.	Incorporate the results of the installation HAZID /HAZOP.	Perform HAZID / HAZOP activities for FLOWLINE installation activities.	Cooperate with FLOWLINE & UMBILICAL and DRILLING to HAZID / HAZOP activities. Incorporate the results of the installation HAZID / HAZOP.	Participate and review HAZID / HAZOP activities.

1) GENERAL 1.4) Operation HAZID / HAZOP	Cooperate with FPSO to perform HAZID / HAZOP. Incorporate results in design.	Perform Operation HAZID /HAZOP. Incorporate results into design.		Cooperate with FPSO to perform HAZID/ HAZOP. Incorporate results in design.	Cooperate with FPSO to perform HAZID/ HAZOP. Incorporate results in design.	Participate and review HAZID/ HAZOP carried out by FPSO.

1) GENERAL 1.5) Risk Assessment	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Perform Risk Assessments activities.

1) GENERAL 1.6) Operating Philosophies and Procedures		Develop global operating and maintenance procedures including start-up and shutdown and restart.

     Provide input to FPSO Contractor for the update of global operating and maintenance procedures including start-up and shutdown and restart.

     Review operating and maintenance procedures and manuals, including start-up and shutdown, and restart for SUBSEA, FLOWLINE and topsides systems. Incorporate into design.

     Provide input to FPSO Contractor for the development of global operating and maintenance procedures including start-up and shutdown and restart

     Review operating and maintenance procedures and manuals, including start-up and shutdown, and restart for SUBSEA, FLOWLINE and topsides systems. Incorporate into design.

     Define operating philosophy.

     Review operating and maintenance procedures and manuals, including start-up and shutdown, for SUBSEA, FLOWLINE and topsides systems.

     Review and Update current global operating and maintenance procedures and manuals, including start-up and shutdown, restart for SUBSEA, FLOWLINE and FPSO systems.

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28 Jan 2014	OYO2-FPSO-SOW-0001	68 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
2) RISER 2.1) Tie-back to FPSO

Provide, install and connect temporary equipment c/w winches, rigging and installation aides on FPSO.

Engineer, procure, construct, install and hook-up tie-back equipment as per Table B.

Account for loads and load margin in FPSO hull/mooring design.

Provide FPSO motion data to FLOWLINE.

Provide space for temporary equipment provided by FLOWLINE. Coordinate with FLOWLINE installation of temporary equipment.

Remove installation aides and temporary equipment and reinstate / repair affected areas.

Review installation procedure and requirements issued by FLOWLINE and verify the design of existing support structures.

Engineer, procure, construct, install and hook-up tie-back equipment as per Table B.

Provide data to FPSO for design of riser receptacles and review FPSO design

Develop installation and precommissioning procedure.

Perform riser installation and hang-off.

Test system from top of riser through flowline connector to PGB or temporary sled (optional).

Perform pre-commissioning of the flowline system with the assistance of FPSO

Calculate and document operating and installation hang-off loads and provide to FPSO.

Provide data to FPSO for design of riser receptacles and review FPSO design

Design, fabricate, and install any test blinds as required for testing of risers and flowlines.

Provide pulling heads for risers.

Prepare the installation and commissioning plan. Review the installation and commissioning procedure. Supervise commissioning of the flowline system.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

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Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	69 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
3) UMBILICAL 3.1) Installation of Umbilicals and Flying Leads	Perform subsea umbilical tie-ins of wells, as per Table D (optional). Develop relevant installation and testing procedures (optional)

Engineer, procure, construct, install and hook-up equipment as per Tables A and D.

Account for loads and load margin in FPSO hull/mooring design.

Provide FPSO motion data to SUBSEA.

Review installation procedure and requirements issued by FLOWLINE, SUBSEA, and INSTALLATION.

Provide space for temporary equipment provided by FLOWLINE and/or INSTALLATION.

Coordinate installation of temporary equipment with FLOWLINE and/or INSTALLATION.

Verify actual design against the interference results from FLOWLINE

Identify locations for TUTU and provide bulk-heads to connect TUTU with the umbilical pig tails

Engineer, procure, construct, install and hook-up equipment as per Tables A and D.

Provide installation engineering support to SUBSEA for umbilical and flying leads design.

Incorporate the installation requirements and develop the installation and subsea tie-in procedures.

Review load out procedures developed by SUBSEA.

Assist, witness load out testing and receive the umbilical system

Perform umbilical transportation from manufacturing yard to the offshore site.

Install and test all umbilical sections and SDU.*

Install, connect and test all flying leads.

Perform post-installation tests with the assistance of SUBSEA.

Perform precommissioning of the umbilical system with the assistance of SUBSEA

Perform interference analysis with risers and moorings. Provide results to SUBSEA and FPSO.

Perform detailed design of dynamic umbilical, included hang-off configuration.

Incorporate into design the interference results from FLOWLINE

Develop the installation requirements and provide them to FLOWLINE

Develop the load out requirements and provide them to FLOWLINE

Develop the installation requirements for flying leads and provide them to FLOWLINE and DRILLING.

Calculate and document operating and installation hang-off loads and provide them to FPSO.

Perform the load-out of umbilical onto FLOWLINE installation vessel.

Perform loadout testing and handover the umbilical system to FLOWLINE

Provide assistance and temporary equipment during installation works, hang-off, testing and commissioning.

Develop the pre-commissioning procedures.

Provide to FPSO information about the pig-tail lengths.

Coordinate the activities of SUBSEA personnel during installation, test and commissioning phases.

Review load out procedures developed by SUBSEA.

Review the pre-commissioning procedures.

Supervise the installation pre-commissioning activities.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	70 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
4) FLOWLINE 4.1) Subsea Tie-ins

Engineer, procure, construct, install and hook-up tie-in equipment as per Table C.

Develop tie-in and testing procedures with assistance of SUBSEA.

Engineer and procure all equipment, rigging, installation aids and temporary sleds (optional).

Tie-in all gooseneck (if any) connections to all xtree (or PGB if any) and testing with FPSO support.

Provide information to SUBSEA on loads transferred to connector and xtree (or PGB if any) by the flowline Coordinate gooseneck (if any) design with SUBSEA and incorporate tie-in requirements.

Engineer, procure, construct, install and hook-up tie-in equipment as per Table C.

Coordinate connector design with FLOWLINE and provide with tie-in requirements to FLOWLINE.

Supply connectors to FLOWLINE for integration into each flowline terminations or gooseneck (if any).

Provide tools for actuating the mechanical connectors and supply to FLOWLINE and DRILLING.

Provide assistance to FLOWLINE during tie-in operations.

Provide to FLOWLINE all technical information, calculations or analyses relevant to xtree (or PGB if any) hub position.

Assembly connector onto each gooseneck (if any).

Supervise tie-in operations. Provide assistance to FLOWLINE during testing.

5) ROV 5.1) ROV Tooling	Provide ROV features for interface with ROV tooling. Equip the ROV spread with the tooling provided by COMPANY.		Provide ROV features for interface with ROV tooling. Equip the ROV spread with the tooling provided by COMPANY.		Incorporate COMPANY owned ROV tools features for subsea equipment ROV interface design.	Provide information and requirements of the existing COMPANY owned ROV Tooling to SUBSEA Provide ROV tooling to FLOWLINE and DRILLING.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	71 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
6) WORKOVER SYSTEM AND TREE INSTALLATION

Provide information and requirements about the MODU interfaces with Workover system.

Provide MODU and marine riser motion data to SUBSEA.

Design and carry out required modification to MODU layout and handling system to install the workover system.

Design and carry out interface modification to install the Workover Equipment.

Provide assistance to SUBSEA during installation, operation and removal of the Workover system.

Incorporate information and interface requirements from DRILLING in Tree and PGB (if any), and workover system design

Develop system installation and operation procedures

Install Workover system components on the MODU, operate it and remove it.

Lead installation and test of tree system.

7) DHPTT	Provide assistance to COMPANY/SUBSEA for DHPTT installation.				Engineer, procure, construct, install and hook-up DHPTT equipment as per table E. Incorporate into design information provided by COMPANY	Engineer, procure, install and hook-up DHPTT equipment as per table E. Provide information to SUBSEA.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	72 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
8) SUBSEA CONTROL SYSTEM

Install, hook-up and pre-commission topsides equipment provided by SUBSEA (excluding wiring and tubing hook-up to the SCS side).

Engineer, procure, construct and install all hook-up materials (i.e. cabling, tubing, junction boxes, trays, etc).

Incorporate into design all interfaces with subsea equipment.

Develop overall cause and effect diagrams with SUBSEA support.

Incorporate into design all requirements for SCS equipment.

Provide to SUBSEA the list of hardwired i/o and serial links with SCS.

Provide suitable space, support for SUBSEA topsides equipment.

Include the SUBSEA topside equipment requirements into the F&G and fire fighting systems design.

Provide support to FPSO for the development of cause and effect diagrams.

Provide to FPSO requirements for equipment located in the Control Rooms and Instrument / Electrical buildings.

Provide to FPSO requirements for SCS equipment. including remote emergency shutdown system.

Incorporate into design all interfaces with FPSO control system.

Include into design the FPSO requirement on ESD system.

Provide to FPSO the list of hardwired i/o and serial links to FPSO DCS/ESD systems.

Perform final wiring and tubing hook-up to SCS topsides equipment.

Include into design requirements from FPSO hazardous area classification.

Provide to FPSO handling, installation and maintenance manuals.

Provide technical support to FPSO during installation and hook-up

Provide overall control philosophy to FPSO and SUBSEA.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	73 of 85

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
9) COMMISSIONING	Provide assistance to COMPANY for commissioning of SUBSEA equipment.

Provide priority access to work areas for FLOWLINE personnel and equipment, as required for FLOWLINE to perform the required connections to the FPSO.

Provide other support assistance (e.g. cranes, rigging) to FLOWLINE, as required

Hook-up and commission all components procured and/or fabricated by FPSO.

Provide assistance to FLOWLINE and COMPANY to commission components interconnecting with the FPSO.

Develop start-up procedures.

Cooperate with COMPANY to start-up the field.

			Hook-up and pre-commission the flowline system. Provide assistance to COMPANY to commission the subsea system (if required). Provide assistance to COMPANY for the start-up of the field (if required).		Provide assistance to COMPANY for commission of wells and SUBSEA equipment (on reimbursable basis). Provide assistance to COMPANY for the start-up of the field (on a reimbursable basis).	Lead commissioning of the overall subsea production system. Commission wells. Develop wells start-up procedures. Lead the start-up of the field.

10) FPSO 10.1) Vessel Mooring		Provide mooring lines and anchor system.	Install mooring lines and anchor system.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	74 of 85

4.3	Responsibility Tables

The following tables summarise the responsibilities of the contractors for all critical interface areas.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

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Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	75 of 85

Table A: Subsea Control Umbilical – FPSO Battery Limits

No.	Item	E	P	C	I	H/C
1	TOPSIDES CABLING (POWER AND COMMUNICATIONS)	V	V	V	V	V
2	TOPSIDES PIPING (INSTRUMENTS)	V	V	V	V	V
3	TUTU	S	S	S	V	V
4	UMBILICAL	S	S	S	IC	V
5	UMBILICAL HANG-OFF ASSEMBLY	S	S	S	IC	—
6	HANG-OFF BEAM	V	V	V	V	—
7	HANG-OFF STRUCTURAL SUPPORT			V
8	BEND STIFFENER	S	S	S	IC	—
9	BUOYANCY MODULES	S	S	S	IC	—
Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H/C	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	76 of 85

Table B: Flexible Risers – FPSO Battery Limits

No.	ITEM	E	P	C	I	H/C
1	TOPSIDES PIPING	V	V	V	V	V
2	TOPSIDE TIE-IN SPOOL	V	V	V	IC	V
3	RISER END FITTING	F	F	F	IC	—
4	HANG OFF ASSEMBLY	F	F	F	IC	—
5	HANG OFF STRUCTURAL SUPPORT	V	V	V	V	—
6	BEND STIFFENER	F	F	F	IC	—
7	HANG-OFF BEAM	V	V	V	V	—
8	FLEXIBLE RISER	F	F	F	IC	V
Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H/C	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	77 of 85

Table C: Flexible Flowlines – Xtree or PGB (if any) Battery Limits –

No.	ITEM	E	P	C	I	H/C

1	ELECTRICAL FLYING LEAD	S	S	S	IC	V

2	HYDRAULIC FLYING LEAD	S	S	S	IC	V

3	UMBILICAL IUTA	S	S	S	IC	V

4	TEMPORARY SLED	S	S	S	IC	—

5	SUBSEA XMT	S	S	S	D	D

6	VCM W/GOOSENECK&FLANGE	S	S	S	IC	—

7	FLEXIBLE SUBSEA END FITTING	F	F	F	IC	—

8	FLEXIBLE BENDING RESTRICTORS	F	F	F	IC	—

9	FLEXIBLE ANODES	F	F	F	IC	—

10	UMBILICAL BENDING RESTRICTORS	S	S	S	IC	—

Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	78 of 85

Table D: DHPTT – Tree Battery Limits

No.	ITEM	E	P	C	I	H
1	DHPTT	Co	Co	Co	Co	Co
2	DHPTT CABLE AND CLAMPS	Co	Co	Co	Co	Co
3	GLAND	S	S	S	S	S
4	CABLE INSIDE THE TUBING HANGER	Co	S	S	S	S
5	PENETRATOR - DRILLING TO PROVIDE ROV FOR FINAL HUC	S	S	S	S	D
6	JUMPER(HARNESS)	S	S	S	S	S
7	POD	S	S	S	S	S
8	INTERFACE CARD	Co	Co	Co	S	Co
9	TUBING PUP JOINT AND CROSSOVER REQUIRED WILL BE PROVIDED BY COMPANY. A-K TH PIN 5- 1⁄2” VAM TOP 23 LB-FT X (TBD PIN)	Co	Co	D	D	D
10	TUBING HANGER	S	S	S	D	D
Legend:
V S F D Co	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company	E P C I H	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	79 of 85

5.0	HEALTH, SAFETY AND ENVIRONMENT (HSE)

(Note: This Section to be deleted provided there is an approved HSE plan covering the Operations phase. Need Reference.)

APPENDIX 1 – FPSO ACTION TRACKING REGISTER